Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-277267
Prospectus Supplement
(To Prospectus dated February 22, 2024)
LKQ Dutch Bond B.V.
€750,000,000 4.125% Notes due 2031
Fully and Unconditionally Guaranteed by
LKQ Corporation
LKQ Dutch Bond B.V. (the “Issuer”) is offering €750,000,000 aggregate principal amount of its 4.125% Notes due 2031 (the “notes”). Interest on the notes will be payable in cash annually in arrears on March 13 of each year, beginning on March 13, 2025. The notes will mature on March 13, 2031.
The Issuer may redeem the notes, at its option, in whole or in part, at any time and from time to time at the redemption price described herein. See “Description of Notes—Optional Redemption.” In addition, the Issuer may redeem the notes as a whole but not in part, at any time in the event of certain developments affecting taxation as described herein. If the Issuer experiences a chance of control triggering event (as described herein), the Issuer must offer to repurchase the notes. See “Description of Notes—Change of Control.”
The notes will be fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by LKQ Corporation (“LKQ Corp”), the indirect parent company of the Issuer, and each of its wholly owned U.S. subsidiaries that are guarantors under the Senior Unsecured Credit Agreement (as defined below) and the CAD Note (as defined below) (collectively, the “Subsidiary Guarantors,” and together with LKQ Corp, the “Guarantors”). The notes will rank equally in right of payment with all of the Issuer’s and the Guarantors’ respective existing and future senior indebtedness. The notes and the guarantees will be effectively subordinated to all of the Issuer’s and the Guarantors’ respective existing and future secured indebtedness to the extent of the lesser of the amount of such secured indebtedness or the value of the assets securing such secured indebtedness. The notes will be structurally subordinated to all liabilities of the Issuer and the Guarantors’ existing and future subsidiaries that do not guarantee the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in LKQ Corp’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
The Issuer intends to apply to list the notes on the Nasdaq Global Market (“Nasdaq”). The Issuer expects trading in the notes on Nasdaq to begin within 30 days after the issue date of the notes. If such listing is obtained, the Issuer will have no obligation to maintain such listing, and the Issuer may delist the notes at any time. There is currently no established trading market for the notes.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to the Issuer, Before Expenses
Per Note	99.375%	0.500%	98.875%
Total	€745,312,500	€3,750,000	€741,562,500
__________________
(1)The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from the expected date of issuance, which is March 13, 2024, if settlement occurs after that date.
The Issuer expects that delivery of the notes will be made to investors in book-entry form only through a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about March 13, 2024.

Joint Book-Running Managers

BofA Securities	HSBC	Wells Fargo Securities
BNP PARIBAS	MUFG	UniCredit
The date of this prospectus supplement is February 28, 2024

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

NOTICE TO INVESTORS
IN CONNECTION WITH THE ISSUE OF THE NOTES, HSBC CONTINENTAL EUROPE (THE “STABILIZATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZATION MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT WILL BE CONDUCTED BY THE STABILIZATION MANAGER IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.
ANY OF THESE ACTIVITIES MAY HAVE THE EFFECT OF PREVENTING OR RETARDING A DECLINE IN THE MARKET PRICE OF THE NOTES. THEY MAY ALSO CAUSE THE PRICE OF THE NOTES TO BE HIGHER THAN THE PRICE THAT OTHERWISE WOULD EXIST IN THE OPEN MARKET IN THE ABSENCE OF THESE TRANSACTIONS. THE UNDERWRITERS MAY CONDUCT THESE TRANSACTIONS IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. IF THE UNDERWRITERS COMMENCE ANY OF THESE TRANSACTIONS, THEY MAY DISCONTINUE THEM AT ANY TIME.
The distribution of this prospectus supplement and accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA (“EEA”)
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/ 65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM (“U.K.”)
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or
S-i

otherwise making them available to retail investors in the U.K. has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.
MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES (“ECPS”)
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering and the notes offered hereby. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of the notes. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information below under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not, and the underwriters are not, making an offer of the notes or the guarantees in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.
Unless otherwise indicated or the context otherwise requires, when the terms “we,” “us” or “our” are used in this prospectus supplement, those terms refer to LKQ Corporation and its consolidated subsidiaries, including the Issuer, except where it is made clear that the terms mean LKQ Corporation or the Issuer only. The term “LKQ Corp” means LKQ Corporation only, and the term the “Issuer” means LKQ Dutch Bond B.V. only.
The Issuer and the Guarantors have filed with the SEC a registration statement on Form S-3 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and the exhibits to the registration statement for further information with respect to the Issuer, the Guarantors and the securities offered pursuant to this prospectus supplement.
Pursuant to Rule 3-10 of Regulation S-X, this prospectus supplement does not contain or incorporate by reference separate financial statements for the Issuer because (i) the Issuer is a consolidated subsidiary or LKQ Corp, (ii) LKQ Corp files consolidated financial information under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) LKQ Corp will fully and unconditionally guarantee the debt securities that may be issued by the Issuer from time to time. In addition, the Issuer is a “finance subsidiary” of LKQ Corp as set forth in Rule 13-01 of Regulation S-K, with no independent function other than financing activities. The financial condition, results of operations and cash flows of the Issuer will be consolidated in the financial statements of LKQ Corp.
In this prospectus supplement, all references to “U.S. dollars” and “$” are to the lawful currency of the United States, all references to “Canadian dollars” are to the lawful currency of Canada and all references to “euro” or “€” are to the single currency of the participating member states of the European Union participating in the third stage of economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.
S-iii

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.
S-iv

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus supplement, which means that information included in those reports is considered part of this prospectus supplement. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and in prior reports. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024; and
•the portions of our Definitive Proxy Statement filed on March 20, 2023, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Copies of the documents listed above may also be obtained free of charge upon written or oral request to:
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
Attention: Corporate Secretary
(312) 621-1950
S-v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements and information contained in or incorporated by reference into this prospectus supplement that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include those identified in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or supplemented in other documents we file with the SEC from time to time, which are incorporated by reference herein (including under the sections hereof and thereof entitled “Risk Factors” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). These factors include the following (not necessarily in order of importance):
•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operation, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;
S-vi

•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our credit agreement;
•our credit agreement imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact our cost of capital;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our company and as a result may have a material adverse effect on the value of our common stock and other securities;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;
•our business may be adversely affected by union activities and labor and employment laws;
S-vii

•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations;
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business; and
•other factors described in this prospectus supplement, the accompanying prospectus, and in the documents which are incorporated herein and therein by reference.
Other matters set forth in this prospectus supplement may also cause our actual future results to differ materially from these forward-looking statements. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above.
S-viii

SUMMARY
The summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, but it is not complete and may not contain all of the information that you may wish to consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the information presented under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “Special Note on Forward-Looking Statements.”
LKQ Corporation
We are a global distributor of vehicle products, including replacement parts, components and systems used in the repair and maintenance of vehicles, and specialty aftermarket products and accessories to improve the performance, functionality and appearance of vehicles.
Buyers of vehicle replacement products have the option to purchase from primarily five sources: new products produced by original equipment manufacturers (“OEMs”); new products produced by companies other than the OEMs, which are referred to as aftermarket products; recycled products obtained from salvage and total loss vehicles; recycled products that have been refurbished; and recycled products that have been remanufactured. We distribute a variety of products to collision and mechanical repair shops, including aftermarket collision and mechanical products; recycled collision and mechanical products; refurbished collision products such as wheels, bumper covers and lights; and remanufactured engines and transmissions. Collectively, we refer to the four sources that are not new OEM products as alternative parts.
Our Wholesale—North America segment is a leading provider of alternative vehicle collision replacement products, paint and related products, and alternative vehicle mechanical replacement products, with our sales, processing, and distribution facilities reaching most major markets in the United States and Canada. Our Europe segment is a leading provider of alternative vehicle replacement and maintenance products in Germany, the United Kingdom, the Benelux region (Belgium, Netherlands, and Luxembourg), Italy, Czech Republic, Austria, Slovakia, Poland, and various other European countries. Our Specialty segment is a leading distributor of specialty vehicle aftermarket equipment and accessories reaching most major markets in the U.S. and Canada. Our Self Service segment operates self service retail facilities across the U.S. that sell recycled automotive products from end-of-life-vehicles.
LKQ Corporation was incorporated in Delaware in 1998. Our principal executive offices are located at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, and our telephone number at that address is (312) 621-1950.
LKQ Dutch Bond B.V.
The Issuer is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Watermanweg 30, 3067 GG Rotterdam, The Netherlands, and registration with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 92738869. The Issuer’s telephone number is (312) 621-1950. The Issuer’s legal entity identifier is 724500O7KBK1ICWRWC17.
All of the shares of the Issuer are owned indirectly by LKQ Corp. The Issuer’s principal activities include debt issuance and intercompany group financing, and it has no subsidiaries. The Issuer holds no material assets and does not engage in any other business activities or operations.

Corporate Structure and Financing Arrangements
The following diagram summarizes our corporate structure and principal outstanding financing arrangements. The diagram does not include all of our subsidiaries, nor all the debt obligations thereof. For a summary of the debt obligations identified in this diagram, please refer to the sections of this prospectus supplement entitled “Description of Certain Indebtedness,” “Capitalization” and “Supplemental Guarantor Financial Information.”
_________________
(1)Borrowers under the Senior Unsecured Credit Agreement consist of LKQ Corporation (U.S.), LKQ Group (UK) Limited (f/k/a Euro Car Parts Limited) (GB), LKQ North-West Europe B.V. (f/k/a LKQ Netherlands B.V.) (NL), LKQ European Holdings B.V. (NL), LKQ German Holdings GmbH (DE), Stahlgruber GmbH (DE), Atracco Group AB (SE), Elit Group GmbH (CH), LKQ Europe GmbH (CH), Uni-Select Inc. (CA), and LKQ Canada Auto Parts Inc. (CA). Other than LKQ Corporation, none of these borrowers will guarantee or otherwise be an obligor of the notes offered hereby.
Note: CA means Canada. CH means Switzerland. CZ means the Czech Republic. DE means Germany. GB means England and Wales. IT means Italy. NL means The Netherlands. SE means Sweden.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to “Description of Notes.”

Issuer	LKQ Dutch Bond B.V.

Notes	€750,000,000 aggregate principal amount of 4.125% Notes due 2031.

Issue Date	March 13, 2024

Maturity Date	The notes will mature on March 13, 2031.

Interest Rate	The notes will accrue interest at a rate of 4.125% per annum.

Interest Payment Date	Interest on the notes will be payable annually in arrears on March 13 of each year, commencing on March 13, 2025.

Guarantees	The Issuer’s obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors, and each of LKQ Corp’s U.S. subsidiaries that in the future agrees to guarantee LKQ Corp’s obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt (as defined herein) or any Capital Markets Debt (as defined herein).

Ranking
The notes and the guarantees will be the Issuer’s and the Guarantors’ respective general senior unsecured obligations and will: (i) rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior unsecured indebtedness; (ii) rank senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness; (iii) be structurally subordinated to all liabilities of the Issuer’s existing and future subsidiaries that do not guarantee the notes; and (iv) be effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness to the extent of the lesser of the amount of such secured indebtedness or the value of the assets securing such secured indebtedness.
At December 31, 2023, on an as adjusted basis after giving effect to the offering of the notes, the Issuer and the Guarantors would have had total indebtedness of $3.8 billion, including $18 million of secured indebtedness.
Our non-guarantor subsidiaries represented approximately 50% and 36% of our revenue and income from continuing operations, respectively, for the year ended December 31, 2023, and represented approximately 51% and 44% of our total assets and total liabilities, respectively, as of December 31, 2023 (excluding, in each case, intercompany amounts). In addition, as of December 31, 2023, LKQ Corp’s subsidiaries that will not guarantee the notes had approximately $1.3 billion of outstanding indebtedness (which includes $386 million of borrowings under the Senior Unsecured Credit Agreement by LKQ Corp’s subsidiaries that are borrowers under the Senior Unsecured Credit Agreement).

Change of Control	Upon the occurrence of a “Change of Control Triggering Event” (as defined under “Description of Notes—Change of Control”), the Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the record date to receive interest due on the interest payment date. See “Description of Notes—Change of Control.”

Optional Redemption
Prior to December 13, 2030, the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that the notes matured on the Par Call Date (as defined in the section entitled “Description of Notes—Optional Redemption”)) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the Comparable Government Bond Rate (as defined in the section entitled “Description of Notes—Optional Redemption”) plus 30 basis points, less (b) interest accrued to the date of redemption and (2) 100% of the principal amount of the notes to be redeemed plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after December 13, 2030, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to their principal amount. In any such case, the Issuer will also pay any accrued and unpaid interest, if any, to but excluding the redemption date. See “Description of Notes—Optional Redemption.”

Optional Tax Redemption	The Issuer may redeem the notes as a whole but not in part, at its option, in the event of certain changes in tax law that would require the Issuer or the Guarantors, as applicable, to pay Additional Amounts (as defined in the section entitled “Description of Notes—Payment of Additional Amounts”) to holders of the notes in respect of withholding taxes that cannot be prevented by taking reasonable measures available to the Issuer or the Guarantors, as applicable, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to but excluding the date of redemption. See “Description of Notes—Tax Redemption.”

Additional Amounts	Subject to certain exceptions and limitations, the Issuer or the Guarantors, as applicable, will pay such Additional Amounts (as defined in the section entitled “Description of Notes—Payment of Additional Amounts”) on the notes (or payments under the guarantees in respect thereof) as may be necessary so that the net amount received by each holder of the notes after all withholding or deductions, if any, will not be less than the amount the holder would have received in respect of such note (or payments under the guarantees in respect thereof) in the absence of such withholding or deduction. See “Description of Notes—Payment of Additional Amounts.”

Currency of Payment	All payments of principal and interest, including payments made upon any redemption of the notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of Notes—Issuance in Euro; Payment on the Notes.”

Additional Issuances
The Issuer may, from time to time, without notice to or the consent of the holders of the notes, issue additional notes, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and additional notes will form a single series with the previously issued notes of the same series, including for voting purposes; provided that any additional notes that are not fungible with the notes offered hereby for U.S. federal income tax purposes will have a separate CUSIP, ISIN, Common Code or other identifying number from the notes offered hereby.

CUSIP/ISIN/Common Code	N5354JAA2 / XS2777367645 / 277736764

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately €739 million (or $801 million), after deducting underwriting discounts and estimated offering expenses payable by us. We expect to use the net proceeds of this offering and cash on hand to (i) pay outstanding indebtedness, including all of the outstanding €500 million aggregate principal amount of Euro Notes (2024), and (ii) pay accrued interest and related fees, premiums and expenses. See “Use of Proceeds.”

Listing	The Issuer intends to apply to list the notes on the Nasdaq Global Market. The Issuer expects trading in the notes on Nasdaq to begin within 30 days after the issue date of the notes. If such listing is obtained, the Issuer will have no obligation to maintain such listing, and the Issuer may delist the notes at any time. There is currently no established trading market for the notes. The underwriters have advised the Issuer that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. Accordingly, the Issuer cannot assure you as to the development or liquidity of any market for the notes.

Trustee, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association

Paying Agent	Elavon Financial Services DAC

Book-Entry; Form and Denominations	The notes will be issued in the form of one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Clearstream and Euroclear. The notes will be issued in fully registered form in denominations of €100,000 and in integral multiples of €1,000 in excess thereof. See “Description of Notes—Book-Entry System; Delivery and Form.”

Governing Law	The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Investing in the notes involves a high degree of risk. Please see “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein, for a discussion of certain factors you should consider in evaluating an investment in the notes.

Summary Historical Consolidated Financial Information
The summary historical consolidated financial information set forth below is not necessarily indicative of our future results of operations or financial condition. The following summary historical consolidated statements of income and statements of cash flows data for the years ended December 31, 2023, 2022 and 2021, and the summary historical consolidated balance sheet data as of December 31, 2023 and 2022, are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein. You should read this summary historical consolidated financial data together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our audited consolidated financial statements incorporated by reference herein, including the accompanying notes thereto. See “Where You Can Find More Information.”
Consolidated Statements of Income Data

	Year ended December 31,
	2023	2022	2021
	(in millions)
Revenue	$13,866	$12,794	$13,089
Cost of goods sold	8,291	7,571	7,767
Gross margin	5,575	5,223	5,322
Selling, general and administrative expenses	3,870	3,544	3,568
Restructuring and transaction related expenses	65	20	20
Gain on disposal of businesses	—	(159)	—
Depreciation and amortization	283	237	260
Operating income	1,357	1,581	1,474
Total other expense, net	122	63	75
Income from continuing operations before provision for income taxes	1,235	1,518	1,399
Provision for income taxes	306	385	331
Equity in earnings of unconsolidated subsidiaries	15	11	23
Income from continuing operations	944	1,144	1,091
Net (loss) income from discontinued operations	(6)	6	1
Net income	938	1,150	1,092
Less: net income attributable to continuing noncontrolling interest	2	1	1
Net income attributable to LKQ stockholders	$936	$1,149	$1,091

Consolidated Balance Sheet Data

	As of December 31,
	2023	2022
	(in millions)
Cash and cash equivalents	$299	$278
Current assets	4,868	4,258
Total assets	15,079	12,038
Current liabilities	3,318	2,271
Long-term operating lease liabilities, excluding current portion	1,163	1,091
Long-term obligations, excluding current portion	3,655	2,622
Total stockholders’ equity	6,181	5,467
Total liabilities and stockholders’ equity	15,079	12,038
Consolidated Statements of Cash Flows Data

	Year ended December 31,
	2023	2022	2021
	(in millions)
Net cash provided by operating activities	$1,356	$1,250	$1,367
Net cash (used in) provided by investing activities	(2,442)	172	(419)
Net cash provided by (used in) financing activities(1)	1,102	(1,394)	(985)
Depreciation and amortization	319	264	284
Purchases of property, plant and equipment	(358)	(222)	(293)
__________________
(1)Includes dividends paid to LKQ stockholders of $302 million, $284 million and $73 million, for the years ended December 31, 2023, 2022 and 2021, respectively. Includes purchase of treasury stock of $38 million, $1,040 million and $877 million for the years ended December 31, 2023, 2022 and 2021, respectively.

RISK FACTORS
An investment in the notes involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding to invest in the notes. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. In particular, we urge you to carefully consider the risk factors set forth below, as well as those under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
Risks Relating to our Indebtedness, our Financial Structure and the Notes
We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business.
As of December 31, 2023, we had approximately $1,943 million aggregate principal amount of unsecured, variable-rate debt outstanding under our Senior Unsecured Credit Agreement and CAD Note and approximately $976 million of availability under the Senior Unsecured Credit Agreement ($1,086 million of availability reduced by $110 million of amounts outstanding under letters of credit). In addition, we had approximately $2,228 million aggregate principal amount of unsecured, fixed rate debt outstanding comprised of €500 million ($552 million) aggregate principal amount of 3.875% senior notes due 2024 (the “Euro Notes (2024)”), €250 million ($276 million) of 4.125% senior notes due 2028 (the “Euro Notes (2028)”), $800 million of 5.750% senior notes due 2028 (the “U.S. Notes (2028)”), and $600 million of 6.250% senior notes due 2033 (the “U.S. Notes (2033)”).
Our substantial amount of debt and our debt service obligations could limit our ability to satisfy our obligations, limit our ability to operate our business and impair our competitive position.
For example, our debt and our debt service obligations could:
•increase our vulnerability to adverse economic and general industry conditions, including interest rate fluctuations, because a portion of our borrowings are and will continue to be at variable rates of interest;
•require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which would reduce the availability of our cash flow from operations to fund working capital, capital expenditures, dividends, share repurchases, other investments or other general corporate purposes;
•limit our flexibility in planning for, or reacting to, changes in our business and industry;
•place us at a disadvantage compared to competitors that may have proportionately less debt;
•limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements; and
•increase our cost of borrowing.
In addition, if we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the ability to service such debt would increase.

The indentures governing our notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our credit agreements.
The indentures governing the U.S. Notes (2028), the U.S. Notes (2033), the Euro Notes (2024) and the Euro Notes (2028) and the indenture that will govern the notes offered hereby do not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. The indentures governing the U.S. Notes (2028), the U.S. Notes (2033), the Euro Notes (2024) and the Euro Notes (2028) and the indenture that will govern the notes offered hereby contain certain limitations on our ability to incur liens on assets, and the indentures governing the U.S. Notes (2028), the U.S. Notes (2033), the Euro Notes (2024) and the Euro Notes (2028) and the indenture that will govern the notes offered hereby contain certain limitations on our ability to engage in sale and leaseback transactions. However, these limitations are subject to important exceptions. In addition, the indentures do not contain many other restrictions, including certain restrictions contained in the Senior Unsecured Credit Agreement and the CAD Note, including, without limitation, making investments, prepaying subordinated indebtedness or engaging in transactions with our affiliates.
The Senior Unsecured Credit Agreement and the CAD Note permit, subject to specified conditions and limitations, the incurrence of a significant amount of additional indebtedness. If we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the need to service such debt would increase.
The Senior Unsecured Credit Agreement and the CAD Note impose operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.
The Senior Unsecured Credit Agreement and the CAD Note impose operating and financial restrictions on us. These restrictions may limit our ability, among other things, to:
•incur, assume or permit to exist additional indebtedness (including guarantees thereof) outside of the Senior Unsecured Credit Agreement and the CAD Note;
•incur liens on assets;
•engage in transactions with affiliates;
•sell certain assets or merge or consolidate with or into other companies;
•guarantee indebtedness; and
•alter the business we conduct.
As a result of these covenants and restrictions, we may be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur or changes we make to existing indebtedness could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. The failure to comply with any of these covenants would cause a default under the applicable credit agreement. A default, if not waived, could result in acceleration of our debt, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it may be on terms that are less attractive to us than our existing credit facilities or it may be on terms that are not acceptable to us.
We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain sufficient liquidity, including availability under our credit facilities, and a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our liquidity, cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we hope to realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Any future refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. Additionally, our credit agreements and the indentures that govern the Euro Notes (2024) and the Euro Notes (2028) limit the use of the proceeds from certain dispositions of our assets. As a result, our credit agreements and the indentures that govern the Euro Notes (2024) and the Euro Notes (2028) may prevent us from using the proceeds from such dispositions to satisfy all of our debt service obligations. An event of default under such indebtedness may also trigger cross-default provisions in our other debt agreements.
Our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business.
We may need to raise additional funds in the future to, among other things, refinance existing debt, fund our existing operations, improve or expand our operations, respond to competitive pressures, or make acquisitions. From time to time, we may raise additional funds through public or private financing, strategic alliances, or other arrangements. Funds may not be available or available on terms acceptable to us as a result of different factors, including but not limited to, turmoil in the credit markets that results in the tightening of credit conditions and current or future regulations applicable to the financial institutions from which we seek financing. If adequate funds are not available on acceptable terms, we may be unable to meet our business or strategic objectives or compete effectively. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interests, and the newly issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to higher borrowing costs and further limitations on our operations. If we refinance or restructure our debt, we may incur charges to write off the unamortized portion of deferred debt issuance costs from a previous financing, or we may incur charges related to hedge ineffectiveness from our interest rate swap obligations. We may refinance some or all of the U.S. Notes (2028), Euro Notes (2028), U.S. Notes (2033) and the notes offered hereby at the applicable redemption prices set forth in the respective indentures governing such notes. We could refinance the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033), and the notes offered hereby through open market purchases. If we fail to raise capital when needed, our business may be negatively affected.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.
Borrowings under our credit agreements are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Moreover, changes in market interest rates could affect the trading value of the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) and the notes offered hereby. As of December 31, 2023, we had an aggregate principal amount of $1.9 billion of outstanding variable rate indebtedness. To hedge the risk of changes in interest rates under the Senior Unsecured Credit Agreement, we have entered into interest rate swaps to lock interest rates for a portion of the debt borrowed thereunder. Under these interest rate swaps, we will receive a variable interest rate based on SOFR, and we will pay a fixed rate for the notional amount under such interest rate swaps. As of December 31, 2023, we had an aggregate principal amount of $1.2 billion of outstanding variable rate indebtedness that was not covered by interest rate hedges.

The Issuer is a finance subsidiary with no independent operations other than financing activities, and LKQ Corp conducts its operations through, and a substantial portion of its consolidated assets are held by, its subsidiaries. Each of the Issuer and LKQ Corp will depend on LKQ Corp’s other subsidiaries for funds to meet their respective obligations under the notes and the guarantees.
The Issuer is a finance subsidiary of LKQ Corp that conducts no independent operations of its own other than financing activities, and a substantial portion of LKQ Corp’s consolidated assets are held by its subsidiaries. The Issuer’s principal source of funds is its financing activities, and LKQ Corp’s principal sources of funds, including funds to make payments pursuant to the guarantees of the notes, are dividends, distributions, loans or other payments from its subsidiaries. Unless they are borrowers or guarantors of the indebtedness, our subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) and the notes offered hereby. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries and, under certain circumstances, distributions from our subsidiaries may be subject to taxes that reduce the amount of such distributions available to us. In the event that we do not receive sufficient distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033), and the notes offered hereby.
A downgrade in our credit rating would impact our cost of capital.
Credit ratings have an important effect on our cost of capital. Credit rating agencies rate our debt securities on factors that include, among other items, our results of operations, business decisions that we make, their view of the general outlook for our industry, and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. We believe our current credit ratings enhance our ability to borrow funds at favorable rates. A downgrade in our current credit rating from a rating agency could adversely affect our cost of capital by causing us to pay a higher interest rate on borrowed funds under our credit facilities. A downgrade could also adversely affect our ability to issue debt securities in the future or incur other indebtedness upon favorable terms. If the Euro Notes (2028) or Euro Notes (2024) are downgraded to a rating that is below investment grade by S&P or Moody’s, we may also become subject to additional covenants under the indenture governing the Euro Notes (2028) and the Euro Notes (2024).
The amount and frequency of our share repurchases and dividend payments may fluctuate.
The amount, timing and execution of our share repurchase program may fluctuate based on our priorities for the use of cash for other purposes such as operational spending, capital spending, acquisitions or repayment of debt. Changes in cash flows, tax laws and our share price could also impact our share repurchase program and other capital activities. Additionally, decisions to return capital to stockholders, including through our repurchase program or the issuance of dividends on our common stock, remain subject to determination of our Board of Directors that any such activity is in the best interests of our stockholders and is in compliance with all applicable laws and contractual obligations.
The right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.
The Issuer’s obligations under the notes and the Guarantors’ obligations under their guarantees of the notes are unsecured. If we are declared bankrupt or insolvent, or if we default under any secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such secured indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes. Furthermore, if the lenders foreclose on our assets following an event of default under any secured indebtedness and sell the pledged equity interests in any subsidiary guarantor of the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) or the notes offered hereby, then that guarantor will be released from its guarantee of the Euro

Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) or the notes offered hereby, as the case may be, automatically and immediately upon such sale. In any such event, because the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) and the notes offered hereby are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which claims by holders of the Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) or the notes offered hereby could be satisfied or, if any assets remained, they might be insufficient to satisfy claims fully. As of December 31, 2023, we had approximately $95 million aggregate principal amount of secured debt outstanding and the remaining approximately $4.2 billion of our outstanding debt was unsecured. See “Description of Certain Indebtedness.”
United States federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received from us or the Guarantors.
Our direct and indirect domestic subsidiaries that are guarantors under the Senior Unsecured Credit Agreement and the CAD Note will guarantee the obligations under the notes offered hereby. The issuance of the notes and the issuance of the guarantees by the Guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a Guarantor. Under the federal bankruptcy laws of the United States and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce the notes or a Guarantor’s guarantee, or may subordinate the notes and such guarantee, to our or the applicable Guarantor’s existing and future indebtedness. While the relevant laws may vary from jurisdiction to jurisdiction, a court might do so if it found that when indebtedness under the notes was issued, or when the applicable Guarantor entered into its guarantee, or, in some jurisdictions, when payments became due under the notes, or such guarantee, the Issuer or the applicable Guarantor received less than reasonably equivalent value or fair consideration and:
•was insolvent or rendered insolvent by reason of such incurrence;
•was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or
•intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if the Issuer or such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration. If a court were to void the issuance of the notes or any guarantee, you would no longer have any claim against the Issuer or the applicable Guarantor. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt, which could result in acceleration of that debt. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an issuer or a guarantor, as applicable, would be considered insolvent if:
•the sum of its debts, including contingent liabilities, was greater than the fair value of its assets;
•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•it could not pay its debts as they become due.
A court might also void the notes or a guarantee without regard to the above factors if the court found that the notes were incurred or issued or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. We cannot assure you as to what standard a court would apply in determining whether the Issuer or the Guarantors were solvent at the relevant time or that a court would agree with our conclusions in this regard, or, regardless of the standard that a court uses, that it would not determine that the Issuer or a Guarantor were indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the notes and the guarantees would not be subordinated to our or any Guarantor’s other debt. In addition, any payment by the Issuer or a Guarantor pursuant to the notes or its guarantee could be avoided and required to be returned to the Issuer or such Guarantor or to a fund for the benefit of the Issuer or such Guarantor’s creditors, and accordingly the court might direct you to repay any amounts already received from the Issuer or such Guarantor. Among other things, under U.S. bankruptcy law, any payment by the Issuer pursuant to the notes or by a Guarantor under a guarantee made at a time the Issuer or such Guarantor were found to be insolvent could be voided and required to be returned to the Issuer or such Guarantor or to a fund for the benefit of the Issuer or such Guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outsider party, and such payment would give such insider or outsider party more than such party would have received in a distribution under the Bankruptcy Code in a hypothetical Chapter 7 case. Although each guarantee will contain a “savings clause” intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective as a legal matter to protect any guarantees from being avoided under fraudulent transfer law. In that regard, in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the United States Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause to be included in the indenture governing the notes was unenforceable. As a result, the guarantees were found to be fraudulent conveyances in TOUSA. The United States Court of Appeals for the Eleventh Circuit subsequently affirmed the liability findings of the bankruptcy court without ruling directly on the enforceability of savings clauses generally. If the decision of the bankruptcy court in TOUSA were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.
To the extent a court avoids the notes or any of the guarantees as fraudulent transfers or holds the notes or any of the guarantees unenforceable for any other reason, the holders of the notes would cease to have any direct claim against the Issuer or the applicable Guarantor. If a court were to take this action, the Issuer or the applicable Guarantor’s assets would be applied first to satisfy the Issuer’s or the applicable Guarantor’s other liabilities, if any, and might not be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining Guarantors, if any.
The insolvency laws of the Netherlands may not be as favorable to holders of the notes offered hereby as U.S. insolvency laws or those of another jurisdiction with which you may be familiar.
The notes offered hereby will be issued by LKQ Dutch Bond B.V., which is incorporated under the laws of The Netherlands. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in The Netherlands and in the United States. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of the rights of holders of the notes offered hereby. The rights of holders under the notes offered hereby may be subject to the insolvency laws of The Netherlands, and you may not be able to effectively enforce your rights in any bankruptcy, insolvency or similar proceedings. The insolvency laws of The Netherlands may be materially different from, or in conflict with, U.S. insolvency laws including in the areas of rights of secured and other creditors, priority of governmental and other creditors, and the duration of the proceeding. The application of the laws of The Netherlands could adversely affect your ability to enforce the rights of holders of the notes offered hereby and limit any amounts that you may receive. See “Certain Insolvency Law Considerations” elsewhere in this prospectus supplement for further information.
Not all of our subsidiaries will guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.
Not all of our subsidiaries will guarantee the notes. See “Summary—Corporate Structure and Financing Arrangements.” In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to the holders of the notes. Consequently, claims in respect of the notes are structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, borrowings by our foreign borrowers under the Senior Unsecured Credit Agreement and CAD Note, and any claims of third-party holders of preferred equity interests, if any, in our non-guarantor subsidiaries. For the year ended December 31, 2023, our subsidiaries that do not guarantee the notes represented approximately 50% and 36% of our total revenue and income from continuing operations, respectively (excluding, in each case, intercompany amounts). In addition, these non-guarantor subsidiaries represented approximately 51% and 44% of our total assets and total liabilities, respectively, as of December 31, 2023 (excluding, in each case, intercompany amounts). Of these amounts, as of the same date, our subsidiaries that are not expected to guarantee the notes offered hereby had approximately $1.3 billion of outstanding indebtedness (which includes $386 million of borrowings under the Senior Unsecured Credit Agreement by foreign subsidiaries that are borrowers under the Senior Unsecured Credit Agreement).
We may not be able to repurchase the notes upon a change of control or pursuant to an asset sale offer.
Upon a change of control, as defined in the indenture governing the notes, the holders of the notes will have the right to require the Issuer to offer to purchase all of the notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. Such a change of control would also be an event of default under our Senior Unsecured Credit Agreement and the CAD Note and would require repurchase of the Euro Notes (2028), the U.S. Notes (2028) and the U.S. Notes (2033). In order to obtain sufficient funds to pay amounts due under the Senior Unsecured Credit Agreement and the CAD Note and the purchase price of the then-outstanding Euro Notes (2028), the U.S. Notes (2028), the U.S. Notes (2033) and the notes offered hereby, we expect that we would have to refinance our indebtedness. We cannot assure you that we would be able to refinance our indebtedness on favorable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other indebtedness. Our other indebtedness also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture. See “Description of Notes—Change of Control.”
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.
In addition, in certain circumstances specified in the indentures governing the Euro Notes (2028) and the Euro Notes (2024), including S&P or Moody’s withdrawal of its investment grade rating on the Euro Notes (2028) or the Euro Notes (2024) or downgrade of the rating of the Euro Notes (2028) or the Euro Notes (2024) below investment grade, we will be required to commence an asset sale offer, as defined in such indenture, pursuant to which we will be obligated to purchase certain notes at a price equal to 100% of their principal amount plus accrued and unpaid interest with the proceeds we receive from certain asset sales. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase the Euro Notes (2028) or the Euro Notes (2024) when required under the indentures governing the Euro Notes (2028) and the Euro Notes (2024) would be an event of default under such indenture.
The notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
Owners of the book-entry interests will not be considered owners or holders of notes offered hereby unless and until “definitive” notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Euroclear and Clearstream will be the sole registered holder of the notes offered hereby in global form.
Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the principal paying agent, which will make payments to Euroclear and Clearstream. Thereafter, such payments will be credited to Euroclear and Clearstream participants’ accounts that hold book-entry interests in the notes offered hereby in global form and credited by such participants to indirect participants. After payment to

Euroclear and Clearstream, as described above, none of the Issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Euroclear and Clearstream or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the notes offered hereby, you must rely on the procedures of Euroclear and Clearstream and, if you are not a participant in Euroclear and/or Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes offered hereby under the indenture governing the notes offered hereby.
Owners of book-entry interests will not have the direct right to act upon any solicitations for consents or requests for waivers or other actions from holders of the notes offered hereby. Instead, if you own a book-entry interest, you will be reliant on the common depositary (or its nominee) (as registered holder of the notes offered hereby) to act on your instructions and/or will be permitted to act directly only to the extent you have received appropriate proxies to do so from Euroclear and/or Clearstream or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions or to take any other action on a timely basis. Similarly, upon the occurrence of an “event of default” under and as defined in the indenture governing the notes offered hereby, unless and until the definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Euroclear and Clearstream, Luxembourg. We cannot assure you that the procedures to be implemented through Euroclear and Clearstream, Luxembourg will be adequate to ensure the timely exercise of rights under the Notes. See the section entitled “Book-Entry System, Delivery and Form” in this prospectus supplement.
The liquidity and market value of the notes may change due to a variety of factors.
The liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these types of securities, changes in interest rates, changes in our ratings, and changes in our financial performance or prospects or in the prospects for companies in our industries generally.
In a lawsuit for payment on the notes, you may bear currency exchange risk.
The notes and the guarantees will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes or the guarantees would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes or the guarantees, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes or the guarantees in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
You may be unable to recover in civil proceedings for U.S. securities laws violations.
The Issuer is organized under the laws of The Netherlands and does not have any assets in the United States. None of the three directors of the Issuer is a resident of the United States, and all or a majority of the Issuer’s assets will be located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or its directors and executive officers or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, the Issuer cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in The Netherlands.

You may face foreign exchange risks by investing in the notes, which risk may be increased if the euro no longer exists or if the notes are otherwise redenominated as a result of member states leaving the European Monetary Union.
The notes offered hereby will be denominated and payable in euro. If investors measure their investment returns by reference to a currency other than euro (the “reference currency”), an investment in the notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the euro relative to the reference currency because of economic, political and other factors over which we have no control. Depreciation of the euro against the reference currency could cause a decrease in the effective yield of the notes below their stated coupon rates and could result in a loss to the investor when the return on the notes is translated into the reference currency. Investments in the notes denominated in a currency other than U.S. dollars by U.S. investors may also have important tax consequences as a result of foreign exchange gains. See “Certain U.S. Federal Income Tax Considerations,” “Certain Dutch Tax Considerations,” and “Certain Other Tax Considerations.”
Despite the measures taken by member states of the European Monetary Union to alleviate credit risk, concerns persist regarding the debt burden of certain member states and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. We cannot assure you that the official exchange rate at which the notes may be redenominated would accurately reflect their value in euro. These potential developments, or market perceptions concerning these developments and related issues, could adversely affect the value of the notes offered hereby.
Trading in the clearing systems is subject to minimum denomination requirements.
The notes will be issued only in minimum denominations of €100,000 and whole multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the global notes, a holder who does not have the minimum denomination of €100,000 or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
The notes are guaranteed on a senior, unsecured basis by LKQ Corp and each of LKQ Corp’s wholly owned domestic subsidiaries that are guarantors under our Senior Unsecured Credit Agreement and the CAD Note (each, a “Guarantor” and, together with the Issuer, the “Obligor Group”). Any guarantees will be full and unconditional, and will be subject to certain conditions for release, which are further described in this prospectus supplement under the section titled “Description of Notes—Guarantees.” The subsidiaries of LKQ Corp that will not guarantee the notes are referred to herein as the “non-guarantor subsidiaries.” For a brief description of the notes that we are offering hereby and the guarantees that each Guarantor is offering, see “Description of Notes.”
As of December 31, 2023, LKQ Corp’s subsidiaries that will not guarantee the notes had approximately $1.3 billion of outstanding indebtedness (which includes $386 million of borrowings under the Senior Unsecured Credit Agreement by LKQ Corp’s subsidiaries that are borrowers under the Senior Unsecured Credit Agreement).
We conduct our operations almost entirely through our subsidiaries. Holders of the notes will have a direct claim only against the Obligor Group.
Summarized financial information is presented below for the Obligor Group on a combined basis after elimination of intercompany transactions and balances within the Obligor Group and equity in the earnings from and investments in any non-guarantor subsidiary. This summarized financial information has been prepared and presented pursuant to the SEC Regulation S-X Rule 13-01 and is not intended to present the financial position or results of operations of the Obligor Group in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Summarized Statements of Operations (in millions)	Fiscal Year Ended December 31, 2023
Revenue	$6,954
Cost of goods sold	4,079
Gross margin (1)	2,875
Income from continuing operations	602
Net income	$589

Summarized Balance Sheets (in millions)	As of December 31, 2023
Current assets	$2,167
Noncurrent assets	5,699
Current liabilities	925
Noncurrent liabilities	4,031
__________________
(1)Guarantor subsidiaries recorded $53 million of net sales to and $203 million of purchases from non-guarantor subsidiaries for the fiscal year ended December 31, 2023, respectively.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately €739 million (or $801 million), after deducting underwriting discounts and estimated offering expenses payable by us. We expect to use the net proceeds of this offering and cash on hand to (i) pay outstanding indebtedness, including all of the outstanding €500 million aggregate principal amount of Euro Notes (2024), and (ii) pay accrued interest and related fees, premiums and expenses.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2023 on an actual basis and on an as adjusted basis to give effect to the issuance of the notes offered hereby and the application of the net proceeds therefrom, as described in “Use of Proceeds” in this prospectus supplement (using an estimate of related premiums, fees and expenses). This table should be read in conjunction with the financial statements, including the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus. Amounts of debt set forth below are net of any unamortized issuance costs and discounts. Amounts associated with this offering have been translated using the exchange rate of $1.084 to €1.00 as reported by Bloomberg on February 28, 2024.

	As of December 31, 2023
	Actual	As adjusted
	(in millions)
Cash and cash equivalents	$299	$287
Long-term debt:
CAD Note	$529	$529
Senior Unsecured Credit Agreement – term loans payable	500	500
Senior Unsecured Credit Agreement – revolving credit facilities	914	653	(3)
Euro Notes (2024)	552	—
Euro Notes (2028)	276	276
U.S. Notes (2028)	800	800
U.S. Notes (2033)	600	600
Notes offered hereby	—	813
Other Long-Term Debt (1)	110	110
Total Long-Term Debt (2)	4,281	4,281
Total Stockholders’ Equity	6,181	6,181
Total Capitalization	$10,462	$10,462
__________________
(1)Includes $16 million of notes payable, $83 million of finance lease obligations, and $11 million of other debt.
(2)Total long-term debt excludes debt issuance costs and unamortized bond discount, which are netted against this line item in the consolidated balance sheet.
(3)Reflects application of net proceeds to repay a portion of our outstanding borrowings under our revolving credit facilities. After redeeming the outstanding €500 million aggregate principal amount of Euro Notes (2024), we may use the remaining net proceeds of this offering to repay a portion of our outstanding borrowings under our revolving credit facilities or we may repay certain of our other outstanding indebtedness. Our management will have broad discretion in the application of the net proceeds from this offering.

DESCRIPTION OF CERTAIN INDEBTEDNESS
Euro Notes (2024)
On April 14, 2016, LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l e C.S.A.P.A. (“LKQ Italia”), our indirect, wholly owned subsidiary, completed an offering of €500 million aggregate principal amount of 3.875% senior notes due April 1, 2024 (the “Euro Notes (2024)”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act. The proceeds from the offering were used to repay a portion of the revolver borrowings under the Prior Credit Agreement (as defined below) and to pay related fees and expenses. The Euro Notes (2024) are governed by the Indenture dated as of April 14, 2016 (the “Euro Notes (2024) Indenture”) among LKQ Italia, us and certain of our subsidiaries (the “Euro Notes (2024) Subsidiaries”), the trustee, and the paying agent, transfer agent, and registrar.
Interest on the Euro Notes (2024) is payable in arrears on April 1 and October 1 of each year. The Euro Notes (2024) are fully and unconditionally guaranteed by us and the Euro Notes (2024) Subsidiaries (the “Euro Notes (2024) Guarantors”).
The Euro Notes (2024) and the related guarantees are, respectively, LKQ Italia’s and each Euro Notes (2024) Guarantor’s senior unsecured obligations and are subordinated to all of LKQ Italia’s and the Euro Notes (2024) Guarantors’ existing and future secured debt to the extent of the lesser of the debt secured by such assets and the value of the assets securing that secured debt. In addition, the Euro Notes (2024) are effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Euro Notes (2024). The Euro Notes (2024) have been listed on the ExtraMOT, Professional Segment of the Borsa Italia S.p.A. securities exchange and the Global Exchange Market of Euronext Dublin.
On or after January 1, 2024, we may redeem some or all of the Euro Notes (2024) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. We may be required to make an offer to purchase the Euro Notes (2024) upon the sale of certain assets, subject to certain exceptions (including if S&P or Moody’s downgrades its ratings below investment grade), and upon a change of control. In addition, in the event of certain developments affecting taxation or under certain other circumstances which, in any case, require the payment of certain additional amounts, we may redeem the Euro Notes (2024) in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof plus accrued but unpaid interest, if any, and such certain additional amounts, if any, to the redemption date.
On May 31, 2022, Moody’s Investors Services upgraded the rating on LKQ Italia’s senior unsecured notes to Baa3 with a stable outlook. This rating upgrade, combined with the upgrade to BBB- by S&P Global Ratings in April 2022, triggered a “covenant suspension event” for purposes of the Euro Notes (2024) Indenture, and LKQ Italia and the Euro Notes (2024) Guarantors (including us) will no longer be required to comply with certain restrictive covenants set forth in the Euro Notes (2024) Indenture unless Moody’s or S&P withdraws its investment grade rating on the Euro Notes (2024) or downgrades its rating on the Euro Notes (2024) below investment grade.
We expect to use the net proceeds of the notes offered hereby, together with other available funds, to fully redeem the Euro Notes (2024). See “Use of Proceeds” elsewhere in this prospectus supplement.
Euro Notes (2026/28)
On April 9, 2018, LKQ European Holdings B.V. (“LKQ Euro Holdings”), our wholly owned subsidiary, completed an offering of €1,000 million aggregate principal amount of senior notes. The offering consisted of €750 million aggregate principal amount of 3.625% senior notes due 2026 (the “Euro Notes (2026)”) and €250 million aggregate principal amount of 4.125% senior notes due 2028 (the “Euro Notes (2028)” and, together with the Euro Notes (2026), the “Euro Notes (2026/28)”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act. The proceeds from the offering, together with borrowings under our Prior Credit Agreement, were used (i) to finance a portion of the consideration paid for the Stahlgruber acquisition, (ii) for general corporate purposes and (iii) to pay related fees and expenses, including the refinancing of net financial debt. The Euro Notes (2026/28) are governed by the Indenture dated as of April 9, 2018 (the “Euro Notes (2026/28) Indenture”) among LKQ Euro Holdings, us and certain of our subsidiaries (the “Euro Notes (2026/28)

Subsidiaries”), the trustee, paying agent, transfer agent, and registrar identified in the Euro Notes (2026/28) Indenture.
On April 1, 2021, we redeemed the Euro Notes (2026) at a redemption price equal to 101.813% of the principal amount of the Euro Notes (2026) plus accrued and unpaid interest thereon to, but not including, April 1, 2021. The total redemption payment was $915 million (€777 million), including an early redemption premium of $16 million (€14 million) and accrued and unpaid interest of $16 million (€14 million). In the second quarter of 2021, we recorded a loss on debt extinguishment of $24 million related to the redemption due to the early redemption premium and the write-off of the unamortized debt issuance costs.
Interest on the Euro Notes (2028) is payable in arrears on April 1 and October 1 of each year. The Euro Notes (2028) are fully and unconditionally guaranteed by us and the Euro Notes (2026/28) Subsidiaries (the “Euro Notes (2028) Guarantors”).
The Euro Notes (2028) and the related guarantees are, respectively, LKQ Euro Holdings’ and each Euro Notes (2028) Guarantor’s senior unsecured obligations and are subordinated to all of LKQ Euro Holdings’ and the Euro Notes (2028) Guarantors’ existing and future secured debt to the extent of the lesser of the debt secured by such assets and the value of the assets securing that secured debt. In addition, the Euro Notes (2028) are effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Euro Notes (2028). The Euro Notes (2028) are listed on the Global Exchange Market of Euronext Dublin.
On or after April 1, 2023, we may redeem some or all of the Euro Notes (2028) at the applicable redemption prices set forth in the Euro Notes (2026/28) Indenture. We may be required to make an offer to purchase the Euro Notes (2028) upon the sale of certain assets, subject to certain exceptions (including Moody’s and S&P rating the Euro Notes (2028) investment grade), and upon a change of control. In addition, in the event of certain developments affecting taxation or under certain other circumstances which, in any case, require the payment of certain additional amounts, we may redeem the Euro Notes (2028) in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof, plus accrued but unpaid interest, if any, and such certain additional amounts, if any, to the redemption date.
On May 31, 2022, Moody’s Investors Services upgraded the rating on LKQ Euro Holdings’ senior unsecured notes to Baa3 with a stable outlook. This rating upgrade, combined with the upgrade to BBB- by S&P Global Ratings in April 2022, triggered a “covenant suspension event” for purposes of the Euro Notes (2026/28) Indenture, and the Euro Notes (2028) Guarantors (including us) will no longer be required to comply with certain restrictive covenants set forth in the Euro Notes (2026/28) Indenture unless Moody’s or S&P withdraws its investment grade rating on the Euro Notes (2028) or downgrades its rating on the Euro Notes (2028) below investment grade.
U.S. Notes (2028/33)
On May 24, 2023, LKQ Corp and certain of its subsidiaries completed an offering of $800 million aggregate principal amount of 5.750% senior notes due June 15, 2028 (the “U.S. Notes (2028)”) and $600 million aggregate principal amount of 6.250% notes due June 15, 2033 (the “U.S. Notes (2033)” and, together with the U.S. Notes (2028), the “U.S. Notes (2028/33)”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act. The net proceeds from the offering, together with borrowings under the CAD Note, were used (i) to finance a portion of the consideration payable in connection with the acquisition of Uni-Select Inc., including paying existing indebtedness of Uni-Select Inc., (ii) to pay associated fees and expenses and (iii) for general corporate purposes. The U.S. Notes (2028/33) are governed by the Indenture dated as of May 24, 2023 (the “U.S. Notes (2028/33) Indenture”), among LKQ Corp, certain of our subsidiaries (the “U.S. Notes (2028/33) Subsidiaries”) and the trustee identified in the U.S. Notes (2028/33) Indenture.
Interest on the U.S. Notes (2028/33) is payable in arrears on June 15 and December 15 of each year. The U.S. Notes (2028/33) are fully and unconditionally guaranteed by the U.S. Notes (2028/33) Subsidiaries (the “U.S. Notes (2028/33) Guarantors”).
The U.S. Notes (2028/33) and the related guarantees are, respectively, LKQ Corp’s and each U.S. Notes (2028/33) Guarantor’s senior unsecured obligations and are effectively subordinated to all of our and the U.S.

Notes (2028/33) Guarantors’ respective existing and future secured debt to the extent of the lesser of the obligations secured by such assets or the value of the assets securing debt. In addition, the U.S. Notes (2028/33) are effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the U.S. Notes (2028/33).
Prior to May 15, 2028 in the case of the U.S. Notes (2028) or March 15, 2033 in the case of the U.S. Notes (2033) (each such date a “U.S. Notes Par Call Date”), we may redeem the U.S. Notes (2028) or U.S. Notes (2033), as applicable, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in each case, that such U.S. Notes (2028/33) matured on their applicable U.S. Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points in the case of the U.S. Notes (2028) or 45 basis points in the case of the U.S. Notes (2033), less interest accrued to the date of redemption; and (ii) 100% of the principal amount of the U.S. Notes (2028/33) to be redeemed; plus in either case, accrued and unpaid interest thereon to, but excluding the redemption date. On or after the applicable U.S. Notes Par Call Date we may redeem the U.S. Notes (2028/33) of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the U.S. Notes (2028/33) being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Senior Unsecured Credit Agreement
On January 5, 2023, LKQ Corp and certain subsidiaries of LKQ Corp (collectively, the “Credit Agreement Borrowers”) entered into the credit agreement, dated January 5, 2023 (the “Senior Unsecured Credit Agreement”), with several lenders from time to time party thereto, as Lenders (the “Credit Agreement Lenders”); Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A., as syndication agent; PNC Bank, National Association, Truist Bank and MUFG Bank, Ltd. as Documentation Agents; Wells Fargo Bank and Bank of America, as Sustainability Structuring Agents; and Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and MUFG Bank, Ltd. as joint bookrunners and joint lead arrangers. The Senior Unsecured Credit Agreement replaced LKQ Corp’s senior secured credit agreement (“Prior Credit Agreement”), which was scheduled to mature on January 29, 2024.
The Senior Unsecured Credit Agreement includes an unsecured revolving credit facility of up to a U.S. dollar equivalent of $2.0 billion, which includes a $150 million sublimit for the issuance of letters of credit and a $150 million sublimit for swing line loans (the “Credit Agreement Revolving Loans”) and an unsecured term loan facility of up to $500 million (the “Credit Agreement Term Loan” and collectively with the Credit Agreement Revolving Loans, the “Credit Agreement Loans”). Under the Senior Unsecured Credit Agreement, the Credit Agreement Revolving Loans have a maturity date of January 5, 2028, and the Credit Agreement Term Loan has a maturity date of January 5, 2026. The maturity date of the Credit Agreement Revolving Loans can be extended for up to two years in one-year increments. The maturity date of the Credit Agreement Term Loan can be extended for one year. The Credit Agreement Term Loan has no required amortization payments prior to its maturity date. The Senior Unsecured Credit Agreement allows for additional revolving credit facility capacity and/or additional term loans at the greater of $750 million or 50% of our EBITDA (as calculated in accordance with the terms of the Senior Unsecured Credit Agreement) for the prior four quarters. Proceeds of the Credit Agreement Loans may be used (i) to refinance certain existing indebtedness of LKQ Corp and its subsidiaries and (ii) for general corporate purposes of LKQ Corp and its subsidiaries in the ordinary course of business, including acquisitions and capital expenditures.
The Credit Agreement Borrowers are required to pay a commitment fee (the “Credit Agreement Commitment Fee”) on the daily amount of unutilized Credit Agreement Revolving Loan commitments based on our debt rating and total leverage ratio. The Credit Agreement Borrowers also pay a variable rate of interest on outstanding Credit Agreement Loans based on our debt rating and total leverage ratio and the currency in which the Credit Agreement Loans are borrowed. The Credit Agreement Term Loan are borrowed in U.S. dollars. Credit Agreement Revolving Loans are borrowed in U.S. dollars, euros, Australian dollars, Canadian dollars, Mexican pesos, Norwegian krone, pounds sterling, Swedish krona and Swiss francs. The Credit Agreement Borrowers may also make borrowings in other currencies agreed to by Wells Fargo Bank and the Credit Agreement Lenders.

The interest rate applicable to Credit Agreement Loans (other than swing line loans) denominated in U.S. dollars may be (i) a forward-looking term rate based on SOFR for an interest period chosen by the Credit Agreement Borrowers of one, three or six months plus 0.10% per annum plus the Term SOFR Spread (as defined in the Senior Unsecured Credit Agreement) or (ii) an Alternate Base Rate plus the ABR Spread (as defined in the Senior Unsecured Credit Agreement). “Alternate Base Rate” on any day means the highest of (a) the prime rate announced from time to time by Wells Fargo Bank, (b) the federal funds effective rate plus 0.50% and (c) the sum of the forward-looking term rate based on SOFR for a one-month period plus 1.00%. Swing line loans denominated in U.S. dollars will bear interest at the Alternate Base Rate plus the ABR Spread.
The interest rate for Credit Agreement Loans denominated in currencies other than U.S. dollars are based on other risk-free interest rates that are applicable for that currency plus a spread which will apply depending on the type of interest rate applicable to such Credit Agreement Loans. Some risk-free interest rates are forward-looking rates and some are daily rates, as set forth in the Senior Unsecured Credit Agreement. All risk-free interest rates applicable to the Credit Agreement Loans have a floor which prevents any rate from being less than 0.00% plus the applicable spread for that Credit Agreement Loan.
The spreads applicable to the Credit Agreement Loans are the Term SOFR Spread, Eurocurrency Rate Spread, RFR Spread, ABR Spread and Canadian Prime Rate Spread (each as defined in the Senior Unsecured Credit Agreement). Each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread ranges from 1.125% to 1.75%, and each of the ABR Spread and Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The Credit Agreement Commitment Fee payable by the Credit Agreement Borrowers ranges from 0.100% to 0.275%, in each case based on our total leverage ratio as set forth in our most recent financials or our then-current applicable debt rating. As of the effective date of the Senior Unsecured Credit Agreement, each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread was 1.250%, each of the ABR Spread and Canadian Prime Rate Spread was 0.250% and the Commitment Fee was 0.125%.
Certain of our wholly owned U.S. domestic subsidiaries are guarantors of the Credit Agreement Borrowers’ obligations under the Senior Unsecured Credit Agreement. The Senior Unsecured Credit Agreement contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. For instance, unlike the Prior Credit Agreement, the Senior Unsecured Credit Agreement does not contain covenants limiting dividends or investments (other than intercompany loans). The Senior Unsecured Credit Agreement contains limits on our and our subsidiaries’ ability to incur liens and indebtedness, but these restrictions on liens and indebtedness have been changed from the comparable restrictions in the Prior Credit Agreement. The Senior Unsecured Credit Agreement also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the Senior Unsecured Credit Agreement.
In connection with entry into the Senior Unsecured Credit Agreement described above, that certain Fourth Amended and Restated Credit Agreement dated as of January 29, 2016, by and among us and certain of our subsidiaries, as the borrowers, Wells Fargo Bank, as the Administrative Agent for the lenders, and the various lenders party thereto, and each amendment thereto, was terminated on January 5, 2023.
CAD Note
On March 27, 2023, we entered into a term loan credit agreement (the “CAD Note”) with several lenders from time to time party thereto as Lenders; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A., as syndication agent; Capital One, N.A., MUFG Bank, Ltd., PNC Bank, National Association and Truist Bank as documentation agents; and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC and Truist Securities, Inc. as joint bookrunners and joint lead arrangers.
The CAD Note includes an unsecured term loan facility of up to CAD 700 million. The term loan (the “CAD Term Loan”) funded under the CAD Note will mature in July 2026. The CAD Note does not require any amortization payments prior to the maturity date.
The proceeds of the CAD Term Loan could only be used (i) to finance a portion of the aggregate cash consideration of our acquisition of Uni-Select, Inc., (ii) to refinance certain outstanding debt of Uni-Select, Inc. and

(iii) to pay fees, costs and expenses related to the transactions contemplated by the CAD Note. The CAD Term Loan was funded one business day prior to the effectiveness of our acquisition of Uni-Select Inc. (which occurred on August 1, 2023).
We paid a commitment fee, which accrued at 0.175% per annum on the daily amount of unutilized commitments during the period from and after the date that is the later of (i) May 26, 2023 and (ii) the Effective Date to, but excluding, the earlier of (i) the Funding Date and (ii) the Termination Date (each as defined in the CAD Note).
The CAD Term Loan was borrowed in Canadian dollars on the Funding Date, which was July 31, 2023. The interest rate applicable to the CAD Term Loan may be (i) a forward-looking term rate based on the rate applicable to Canadian dollar bankers’ acceptances for an interest period chosen by us of one or three months or (ii) the Canadian Prime Rate (as defined in the CAD Note), plus in each case a spread based on our debt rating and total leverage ratio. The spreads applicable to the CAD Term Loan are the Eurocurrency Rate Spread and Canadian Prime Rate Spread (each as described in the CAD Note). The Eurocurrency Rate Spread ranges from 1.125% to 1.75%, and the Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The risk-free interest rates applicable to the CAD Term Loan have a floor which prevents the rate from being less than 0.00% plus the spread for the CAD Term Loan.
Certain of our wholly owned U.S. domestic subsidiaries are guarantors of our obligations under the CAD Note. The CAD Note contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. Accordingly, the CAD Note does not contain covenants limiting dividends or investments (other than intercompany loans). The CAD Note does, however, contain limits on our and our subsidiaries’ ability to incur liens and indebtedness. The CAD Note also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the CAD Note.
Other Long-Term Obligations
Other long-term obligations totaling $110 million as of December 31, 2023 consists of notes payable, finance lease obligations, and other debt. The weighted average interest rates on the other long-term obligations outstanding at December 31, 2023 was 4.4%.

DESCRIPTION OF NOTES
The notes will be issued under an indenture, to be dated as of the date of issuance of the notes (as supplemented by the supplemental indenture referred to below, the “Indenture”), among LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as issuer, LKQ Corporation, a Delaware corporation, as the parent guarantor, the other guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent (the “Trustee”), and Elavon Financial Services DAC, as paying agent (the “Paying Agent”), as supplemented by a supplemental indenture, to be dated the issue date of the notes, setting forth specific terms of the notes. The terms of the notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary of certain provisions of the Indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture and the notes, including the definitions therein of certain terms. Because the following is only a summary, it may not contain all of the information that may be important to you. You should read the Indenture and the notes for a better understanding of their provisions and terms because the Indenture and the notes, and not this summary, will define your rights as a holder of the notes. The Indenture (including the form of the notes) is available upon request as described under “Where You Can Find More Information.”
For purposes of this “Description of Notes,” all references to the “Issuer,” “we,” “our” and “us” refer only to LKQ Dutch Bond B.V., and not to any of its subsidiaries or affiliates, except where the context requires otherwise. Further, all references to “LKQ” refer to LKQ Corporation, and not to any of its subsidiaries, except where the context requires otherwise.
General
The notes will be issued only in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 above that amount. The notes initially will be represented by one or more global notes that will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Clearstream and Euroclear, as described under “—Book-Entry System; Delivery and Form.”
U.S. Bank Trust Company, National Association will act as the indenture trustee, registrar and transfer agent for the notes. The current location of such corporate trust office is 190 S. LaSalle, Chicago, Illinois 60603. Elavon Financial Services DAC, will act as paying agent in respect of the notes. The current location of the paying agent is Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the Paying Agent.
The notes will be initially fully and unconditionally guaranteed on a senior unsecured basis by LKQ and each of its wholly owned U.S. subsidiaries that are guarantors under the Senior Unsecured Credit Agreement and the CAD Note, and each of its U.S. subsidiaries that in the future agrees to guarantee obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). The Subsidiary Guarantors, together with LKQ, are referred to herein as the “Guarantors.”
We intend to apply to list the notes on the Nasdaq Global Market. If such listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. There is currently no established trading market for the notes.
Principal, Maturity and Interest
We are issuing €750,000,000 aggregate principal amount of 4.125% Notes due 2031 (the “notes”) in this offering. The notes will mature on March 13, 2031, and will accrue interest at a rate of 4.125% per annum.

Interest on the notes will be payable annually in arrears on March 13 of each calendar year, commencing on March 13, 2025. We will pay interest to those persons who were holders of record of the notes on March 12 immediately preceding the applicable interest payment date. If we deliver global notes to the Trustee for cancellation on a date that is after the record date and on or before the interest payment date, then interest shall be paid in accordance with the provisions of the common depositary. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or March 13, 2024, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA), as defined in the handbook of the International Capital Market Association. If any interest payment date falls on a day that is not a Business Day, the payment of the interest payable on such date will be made on the next Business Day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the date of payment.
If the maturity date falls on a day that is not a Business Day, the payment of interest and principal payable on such date will be made on the next Business Day, and no interest shall accrue on the amount due on that maturity date for the period from and after such maturity date to the date of payment.
For purposes of the notes, the term “Business Day” means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the City of New York, the City of London, or The Netherlands are authorized or required by law, regulation or executive order to close and (ii) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the T2 system), or any successor or replacement for that system, operates.
Guarantees
Our obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors and each of LKQ’s U.S. subsidiaries that in the future agrees to guarantee LKQ’s obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt.
Each guarantee will rank equally in right of payment with all existing and future liabilities of the applicable Guarantor that are not subordinated. Each guarantee will effectively rank junior to any secured indebtedness of its respective Guarantor to the extent of the lesser of the amount of such secured indebtedness and the value of the assets securing such indebtedness. Under the terms of any guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the Guarantors.
For purposes of the guarantee provisions of the Indenture, the following terms are defined as follows:
“Capital Markets Debt” means any debt for borrowed money of LKQ or any of its subsidiaries that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of (A) at least $25 million, at any time that any Existing Notes remain outstanding or (B) at least $50 million at any time that no Existing Notes remain outstanding.
“Credit Facility Debt” means any debt for borrowed money of LKQ or any of its subsidiaries that (i) is incurred pursuant to a credit agreement, including pursuant to the Senior Unsecured Credit Agreement, the CAD Note, or other agreements providing for revolving credit loans, term loans or other debt entered into between LKQ or any of its subsidiaries and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of (A) at least $25 million, at any time that any Existing Notes remain outstanding, or (B) at least $50 million at any time that no Existing Notes remain outstanding.
“Existing Notes” means LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l e C.S.A.P.A.'s 3.875% senior notes due 2024 (the “Euro Notes (2024)”), LKQ European Holdings B.V.’s 4.125% senior notes due 2028 (the “Euro Notes (2028)”), LKQ’s 5.750% senior notes due 2028 (the “U.S. Notes (2028)”) and LKQ’s 6.250% senior notes due 2033 (the “U.S. Notes (2033)”).

Under the Indenture, holders of the notes will be deemed to have consented to the release of a guarantee provided by a Guarantor, without any action required on the part of the Trustee or any holder of the notes, upon such Guarantor ceasing to guarantee or to be an obligor with respect to the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt. Accordingly, if the lenders under the Senior Unsecured Credit Agreement or the CAD Note release a Guarantor from its guarantee of, or obligations as a borrower under, the Senior Unsecured Credit Agreement or the CAD Note, or if the Senior Unsecured Credit Agreement or the CAD Note is terminated in full, the obligations of the Guarantors to guarantee the notes will immediately terminate, unless our Guarantors incur or guarantee obligations under any other Credit Facility Debt or Capital Markets Debt (not including any Credit Facility Debt or Capital Markets Debt where the guarantees are being simultaneously released). We will give prompt written notice to the Trustee of the automatic release of any Guarantor. If LKQ or any of its subsidiaries incurs or guarantees obligations under any Credit Facility Debt or Capital Markets Debt while the notes are outstanding, then LKQ or such subsidiary will be required to guarantee the notes.
In addition, a Subsidiary Guarantor will be released and relieved from all its obligations under its guarantee in the following circumstances, each of which will be permitted by the Indenture:
•upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total Voting Stock of such Subsidiary Guarantor (other than to LKQ or any of its affiliates); or
•upon the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any of LKQ’s affiliates or another Subsidiary Guarantor);
provided, however, that, in each case, after giving effect to such transaction, such Subsidiary Guarantor is no longer liable for any guarantee or other obligations in respect of any of LKQ’s or its subsidiaries’ Credit Facility Debt or Capital Markets Debt.
The guarantee of a Guarantor also will be released if we exercise our legal defeasance or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged as described under “—Discharge of the Indenture.” At our written instruction, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.
Issuance in Euro; Payment on the Notes
The initial holders of the notes will be required to pay for the notes in euro, and all payments of principal of, the redemption price (if any), and interest on the notes, will be payable in euro. However, if on or after the issue date of the notes, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In that event, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the notes so made in U.S. dollars will not constitute an Event of Default under the notes or the Indenture governing the notes. Neither the Trustee nor any paying agent shall have any responsibility whatsoever for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” and “Certain U.S. Federal Income Tax Considerations.” As of February 28, 2024, the euro/U.S. dollar exchange rate published by Bloomberg was U.S. $1.084 to €1.00. As referred to herein, “euro” means the single currency of participating member states of the European Union participating in the third stage of economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.

Ranking
The notes will be our general senior unsecured obligations and will:
•rank equally in right of payment with all of our existing and future senior unsecured indebtedness;
•rank senior in right of payment to all of our existing and future subordinated indebtedness;
•be structurally subordinated to all liabilities (including trade payables) of our existing and future subsidiaries that do not guarantee the notes (including the obligations of our subsidiaries that do not guarantee the Existing Notes and the obligations of our foreign subsidiary borrowers under the Senior Unsecured Credit Agreement or the CAD Note that do not guarantee the notes); and
•be effectively subordinated to all of our and the Guarantors’ existing and future Secured Debt to the extent of the lesser of the amount of such Secured Debt or the value of the assets securing such Secured Debt.
The guarantee of each Guarantor will:
•be a senior unsecured obligation of such Guarantor;
•be structurally subordinated to all liabilities (including trade payables) of such Guarantor’s existing and future subsidiaries that do not guarantee the notes (including the obligations of such Guarantor’s subsidiaries that do not guarantee the Existing Notes and the obligations of such Guarantor’s foreign subsidiary borrowers under the Senior Unsecured Credit Agreement or CAD Note that do not guarantee the notes);
•be effectively subordinated to any Secured Debt of such Guarantor to the extent of the lesser of the amount of such Secured Debt or the value of the assets securing such Secured Debt;
•rank equally in right of payment with such Guarantor’s existing and future senior unsecured indebtedness; and
•rank senior in right of payment to the Guarantor’s existing and future subordinated indebtedness.
We and LKQ only have a stockholder’s claim on the assets of our respective subsidiaries. This stockholder’s claim is junior to the claims that creditors of such subsidiaries may have against them. Holders of the notes will only be creditors of us and any Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all of the existing and future liabilities of those non-Guarantor subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes.
We are a holding company that conducts no business operations, and the repayment of our indebtedness is dependent on the ability of LKQ and its subsidiaries to make cash available to us. The ability of LKQ and its subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which LKQ and its subsidiaries may become a party. Among other things, we may not be able to pay the cash purchase price if a holder requires us to repurchase notes as described below under “—Change of Control.”
LKQ and its subsidiaries have other liabilities, including contingent liabilities that may be significant. The Indenture will not contain any limitations on the amount of additional debt that LKQ and its subsidiaries may incur. The amount of this debt could be substantial, and this debt may be debt of LKQ’s subsidiaries that are not Subsidiary Guarantors, in which case such debt would be effectively senior in right of payment to the notes.
Further Issuances of Notes
We may, from time to time, without notice to or the consent of the holders of the notes, issue additional notes, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and additional notes will form a single series with the previously issued notes of the same series, including for voting purposes; provided that any additional notes that are not fungible with the notes offered hereby for U.S. federal income tax purposes will have a separate CUSIP, ISIN, Common Code or other identifying number from the notes offered hereby. In addition, we may from time to time create and issue additional series of debt securities having the same terms as and ranking equally and ratably with the notes in all respects.
Optional Redemption
Prior to December 13, 2030 (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that the notes matured on the Par Call Date) on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the Comparable Government Bond Rate (as defined below) plus 30 basis points, less (b) interest accrued to the date of redemption; and
(2)100% of the principal amount of the notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Comparable Government Bond” means, with respect to the notes to be redeemed prior to the Par Call Date, in relation to any Comparable Government Bond Rate calculation and at the discretion of an Independent Investment Banker selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German Government Bond”) whose maturity is closest to the Par Call Date, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German Government Bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German Government Bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the Comparable Government Bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker selected by us and calculated in accordance with generally accepted market practice at that time.
“Independent Investment Banker” means any of BofA Securities Europe S.A., HSBC Continental Europe and Wells Fargo Securities Europe S.A. (or their respective successors), or if each such firm is unwilling or unable to select the Comparable Government Bond, an independent investment banking institution of international standing appointed by us.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the common depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed; provided that we shall deliver a copy of such redemption notice to the Trustee no less than five Business Days (or such shorter time as agreed by the Trustee) prior to the date on which such redemption notice must be delivered to holders of such notes to be redeemed. Any redemption of the notes and notice thereof pursuant to the Indenture may, in our discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of any transaction.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of €100,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by the common depositary, Euroclear or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of such depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Mandatory Redemption
We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.
Tax Redemption
We may redeem the notes as a whole but not in part, at our option at any time prior to maturity, upon the giving of a notice of redemption to the holders, if we determine that, as a result of:
•any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction (as defined below under “—Payment of Additional Amounts”) affecting taxation, or
•any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the issue date of the notes (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the issue date of the notes, after such later date) (each of the foregoing, a “Change in Tax Law”), we or any Guarantor is or will become obligated to pay Additional Amounts with respect to the notes or the guarantees on the next succeeding interest payment date, as described below under “—Payment of Additional Amounts” (but in the case of the Guarantors, only if the payments giving rise to such obligation cannot be made by us or another Guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be prevented by the use of reasonable measures available to us or the Guarantors. The redemption price will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the tax redemption or otherwise (subject to the right of holders of the notes on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such tax redemption will be irrevocable, and must be mailed by first-class mail to each holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the notes were actually due on such date. No such notice of tax redemption will be given unless, at the time such notification of tax redemption is given, such obligation to pay such Additional Amounts remains in effect.
Prior to giving the notice of tax redemption, we will deliver to the Trustee:
•a certificate signed by a duly authorized officer stating that we are entitled to effect the tax redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and
•an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by us, to the effect that we are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor to the Issuer or any Guarantor.
Payment of Additional Amounts
Payments made by us, the Guarantors or a paying agent, as applicable, on the notes or in respect of the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever (“Taxes”), unless we, the Guarantors or a paying agent are required to withhold or deduct Taxes by law.
If any withholding or deduction for or on account of Taxes imposed or levied by or on behalf of The Netherlands, any other jurisdiction in which we or the Guarantors are incorporated, organized, engaged in business or otherwise resident for tax purposes, or any other jurisdiction from or through which such payment is made, or in each case any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Jurisdiction”) is at any time required by law to be made from any payment made with respect to the notes or the guarantees, we or the Guarantors, as applicable, will pay such additional amounts (“Additional Amounts”) on the notes or in respect of the guarantees as may be necessary so that the net amount received by each holder of the notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to Taxes:
(1)that would not have been imposed but for the holder or the beneficial owner of such note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) being considered as having a present or former connection with a Relevant Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the notes, the receipt of any payment under or with respect to the notes or the guarantees, or the exercise or enforcement of any rights under or with respect to the notes, the Indenture or the guarantees), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled therein or a national thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein;
(2)that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner, if compliance is required by statute, by regulation of the Relevant Jurisdiction or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such Tax;
(3)payable other than by withholding or deduction from payments of principal of or interest on the notes or from payments in respect of the guarantees;
(4)that would not have been imposed but for a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(5)that are estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Taxes;
(6)required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(7)that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(8)where such deduction or withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing, or complying with, or introduced in order to conform to such directive;
(9)any tax, assessment or other governmental charge that is imposed or withheld in The Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), which for the avoidance of doubt shall include (without limitation) any such taxes withheld by us after the first indication that the Dutch revenue service (Belastingdienst) may be of the view that the Dutch Withholding Tax Act 2021 applies in relation to all or some of the notes;
(10)that are imposed under Sections 1471 through 1474 of the Code as of the issue date of the notes (or any amended or successor provision that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the issue date of the notes (or any amended or successor provision that is substantively comparable) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(11)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10);
nor shall Additional Amounts be paid with respect to any payment of the principal of or interest, if any, on any note or any payment in respect of the guarantees to any such holder who is a fiduciary or a partnership that is not the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the note.
We, the Guarantors or the Paying Agent, as applicable, will (i) make any required withholding or deduction, and (ii) remit the full amount deducted or withheld by it to the Relevant Jurisdiction in accordance with applicable law.
All references in this prospectus supplement and the accompanying prospectus, other than under “—Defeasance” and “—Discharge of the Indenture” in this prospectus supplement, to the payment of the principal or interest, if any, on or the net proceeds received on the sale or exchange of, any notes or any payment made under the guarantees shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable.
In addition, we shall pay any present or future stamp, issue, registration, court, documentary, excise, property, or similar Taxes (i) imposed by any Relevant Jurisdiction in respect of the execution, issuance, delivery, or registration of the notes, the guarantees, the Indenture, or any other document or instrument referred to therein, or the receipt of any payments with respect to the notes, or (ii) imposed by any jurisdiction in respect of the enforcement of the notes, the guarantees, the Indenture, or any other document or instrument referred to therein.
We and the Guarantors’ respective obligations to pay Additional Amounts if and when due will survive the termination of the Indenture and the payment of all other amounts in respect of the notes and shall apply mutatis mutandis to any successor of the Issuer or any Guarantor, and to any jurisdiction (other than the United States or any state thereof or the District of Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein) in which such successor is incorporated, organized, engaged in business or otherwise resident for tax purposes, and any political subdivision or governmental authority thereof or therein.
Change of Control
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described above under “—Optional Redemption,” the Indenture will provide that each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the record date to receive interest due on the interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, we will be required to send, electronically or by first-class mail, a notice to each holder of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times, and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
“Change of Control” means the occurrence of any one of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of LKQ and its subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than LKQ or one of its subsidiaries;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of LKQ’s outstanding Voting Stock or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)LKQ consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, LKQ, in any such event pursuant to a transaction in which any of its outstanding Voting Stock (or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of its Voting Stock (or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)the adoption of a plan relating to the liquidation or dissolution of us or LKQ;
(5)the first day on which a majority of the members of LKQ’s board of directors are not Continuing Directors; or
(6)the first day on which LKQ fails to own, either directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of our outstanding Voting Stock.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if, in connection with a bona fide internal corporate restructuring transaction, (a) LKQ becomes a direct or indirect wholly owned subsidiary of a holding company and (b) no Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than a holding company) owns, directly or indirectly, a majority of the Voting Stock of such holding company.

The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of the assets of LKQ and its subsidiaries. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Therefore, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of LKQ and its subsidiaries to another Person may be uncertain.
“Change of Control Triggering Event” means the notes are decreased from Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have decreased from Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating category of S&P or Fitch).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating on the notes publicly available for reasons outside of our control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us shall be substituted for Fitch, Moody’s and/or S&P, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Trigger Period” means the period commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).
“Voting Stock” of any specified Person as of any date means the capital stock or other equity securities of such Person that is at the time entitled to vote generally in the election of the board of directors (or comparable governing body) of such Person.
The provisions of the Indenture will not afford holders of the notes the right to require us to repurchase their notes in the event of certain transactions with LKQ’s management, affiliates or subsidiaries that may adversely affect holders of notes, if such transaction is not a transaction that falls within the definition of Change of Control Triggering Event.
We and LKQ will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, we and LKQ will comply with the applicable securities laws and regulations and will not be deemed to have breached our and LKQ’s obligations under the Indenture by virtue of our compliance with such securities laws and regulations.
Notwithstanding the foregoing, LKQ or any of its subsidiaries or affiliates may at any time repurchase any or all of the notes in the open market or otherwise at any price.

If holders of not less than 90% in aggregate principal amount of the then-outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer and we, or any other Person making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 15 calendar days nor more than 60 calendar days’ prior notice, given not more than 30 calendar days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The change of control feature of the notes may in certain circumstances make it more difficult to consummate or discourage a sale or takeover of us or LKQ and, thus, the removal of incumbent management. We or LKQ could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect LKQ’s or our capital structure or credit ratings on the notes.
Certain Covenants
SEC Reports
The Indenture will provide that LKQ will agree to file with the Trustee, within 15 days after LKQ files the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that LKQ is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Whether LKQ files such reports with the SEC or posts its reports on LKQ’s website, the public posting of such reports shall satisfy any requirement in the Indenture to deliver such reports to the Trustee and holders of notes. Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including our compliance with any of our covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Limitation on Liens
The Indenture will provide that LKQ will not, and will not permit any of its subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Security Interest (other than Permitted Security Interests) upon any Property, or upon shares of capital stock or evidence of indebtedness issued by any of its subsidiaries and owned by LKQ or by any of its subsidiaries, without making effective provision to secure all of the notes, equally and ratably with any and all other Indebtedness secured thereby, so long as any of such other Indebtedness shall be so secured.
Limitation on Sale and Leaseback Transactions
The Indenture will provide that LKQ will not, and will not permit any of its subsidiaries to, enter into any arrangement with any person providing for the leasing by LKQ or any of its subsidiaries of any Property that has been or is to be sold or transferred by LKQ or such subsidiary to such person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:
•within 12 months after the receipt of the proceeds of the sale or transfer, LKQ or any of its subsidiaries applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by LKQ’s board of directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or
•LKQ or such subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Security Interest on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between LKQ and a subsidiary or between its subsidiaries, provided that the lessor is LKQ or a wholly owned subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.
Future Subsidiary Guarantees
The Indenture will provide that if, after the issue date of the notes, any Credit Facility Debt or Capital Markets Debt is or becomes guaranteed by any of LKQ’s U.S. subsidiaries then, if such U.S. subsidiary is not already a Subsidiary Guarantor, LKQ shall cause such subsidiary within 30 days after such U.S. subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the Trustee a supplemental indenture pursuant to which such U.S. subsidiary will fully and unconditionally guarantee all of our obligations under the Indenture and (b) deliver to the Trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the notes has been duly authorized, executed and delivered, (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such U.S. subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity and (iii) such supplemental indenture complies with the terms of the Indenture.
Merger, Consolidation, or Sale of Assets
The Indenture will provide that (a) neither the Issuer nor LKQ will consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of LKQ and its subsidiaries, taken as a whole, to another Person and (b) neither the Issuer nor LKQ will permit any Subsidiary Guarantor to consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of such Subsidiary Guarantor to another Person unless:
(1)in the case of a merger, consolidation or Transfer involving (i) LKQ, LKQ is the continuing corporation or the successor is a corporation, limited liability company, partnership or trust organized under the laws of the United States or a state thereof, (ii) the Issuer, the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such Transfer has been made is a corporation, limited liability company, partnership, trust or similar entity organized under the laws of the United States or a state thereof, the United Kingdom or any member state of the European Union, or (iii) a Subsidiary Guarantor, such Subsidiary Guarantor is the continuing Person or the successor to such Subsidiary Guarantor is a corporation, limited liability company, partnership or trust organized under the same jurisdiction in which such Subsidiary Guarantor is organized or under the laws of the United States or a state thereof;
(2)the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the obligations of LKQ, the Issuer or such subsidiary under the notes and the Indenture;
(3)LKQ, the Issuer, the Subsidiary Guarantor or the successor Person, as the case may be, is not immediately after such transaction, in default in the performance of any covenant or condition under the Indenture;
(4)immediately before and immediately after giving effect to such transaction, no Event of Default exists; and
(5)LKQ, the Issuer, the Subsidiary Guarantor or the successor Person shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and an opinion of counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an opinion of counsel, counsel may rely on an officer’s certificate as to any matters of fact.

Upon any consolidation, combination or merger of us or any Guarantor, or any Transfer of all or substantially all of our assets or a Guarantor’s assets in accordance with the foregoing, in which we or such Guarantor is not the continuing obligor under the notes or the related guarantee, the surviving entity formed by such consolidation or into which we or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of us or such Guarantor under the Indenture, notes, and guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to LKQ or any of its subsidiaries, we or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such notes or in respect of the related guarantee, as the case may be, and all of our or such Guarantor’s, as the case may be, other obligations and covenants under such notes, the Indenture and the related guarantee, if applicable. LKQ shall deliver, or cause to be delivered, to the Trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture, and an opinion of counsel stating that the notes, the Indenture and guarantees, as applicable, constitute valid and binding obligations of us or the applicable Guarantor or other surviving entity, subject to customary exceptions.
This “—Merger, Consolidation, or Sale of Assets” covenant will not apply to any Transfer of assets between or among us and any one or more of the Guarantors or between or among any one or more of the Guarantors.
Certain Additional Definitions
The following terms used in this “Description of Notes” are defined as follows. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” means any Wholly Owned Subsidiary that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated by LKQ as a captive insurance company as provided in this definition below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by LKQ or any of its other subsidiaries, (y) is recourse to or obligates LKQ or any of its other subsidiaries as a Guarantor or co-obligor in any way or (z) subjects any property or asset of LKQ or any of its other subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither LKQ nor any of its subsidiaries has any contract, agreement, arrangement or understanding on terms less favorable to LKQ or such subsidiary than those that might be obtained at the time from persons that are not its affiliates, and (c) neither LKQ nor any of its other subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Trustee by filing with the Trustee an officer’s certificate of LKQ certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Commission” means the U.S. Securities and Exchange Commission.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of LKQ and its subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (which for clarification, includes right of use assets).

“Continuing Director” means, as of any date of determination, any member of LKQ’s board of directors who (a) was a member of its board of directors on the issue date of the notes, or (b) was nominated for election or elected to its board of directors with the approval or recommendation of a majority of the Continuing Directors who were members of its board of directors at the time of such nomination or election.
“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“European Government Obligations” means any security that is (i) a direct obligation of the Federal Republic of Germany or any country that is a member of the European Monetary Union whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the issue date of the notes, for the payment of which the full faith and credit of the Federal Republic of Germany or such country, respectively, is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany or any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany or such country, respectively, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to operating leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the issue date of the notes; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the issue date of the notes shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by LKQ’s independent auditors.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and including, for the avoidance of doubt, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)) and the Prudential Regulatory Authority.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Indebtedness” of any Person at any date means, without duplication:
(1)all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(2)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(4)all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(5)all Capitalized Lease Obligations of such Person;
(6)all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(7)all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of LKQ or its subsidiaries that is guaranteed by LKQ or its subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of LKQ and its subsidiaries on a consolidated basis;
(8)all Attributable Debt; and
(9)all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (b) the amount of the Indebtedness secured.
“LKQ Netherlands” means LKQ Netherlands B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands.
“Permitted Security Interests” means:
(1)Security Interests on property acquired, constructed, developed or improved after the issue date of the notes by LKQ or any of its subsidiaries and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;
(2)Security Interests on property at the time of acquisition which secure obligations assumed by LKQ or any of its subsidiaries, or on the property or on the outstanding shares or Indebtedness of a corporation or firm at the time it becomes a subsidiary or is merged into or consolidated with LKQ or any of its subsidiaries, or on properties of a corporation or firm acquired by LKQ or any of its subsidiaries as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of LKQ or such subsidiary other than proceeds and products of such property, shares or Indebtedness and accessions thereto and provided further that such Security Interests were not created in connection with such property being acquired or such corporation or firm becoming a subsidiary or being acquired;
(3)Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by LKQ or any of its subsidiaries;

(4)Security Interests securing Indebtedness of a subsidiary of LKQ owing to LKQ or to another subsidiary of LKQ;
(5)Security Interests (a) to secure obligations under Credit Facility Debt or Capital Markets Debt or (b) in accounts receivable and related assets, in an aggregate principal amount under clauses (a) and (b) combined not to exceed at any time an amount equal to 17.5% of Consolidated Total Assets (as of the end of the most recent fiscal year of LKQ ended on or most recently prior to such date of determination);
(6)Security Interests existing on the issue date of the notes and extensions, renewals and replacements of any such Security Interests so long as (a) such Security Interests are not extended to any other property of LKQ or any of its subsidiaries (b) and the amount of Indebtedness secured by such Security Interests is not increased;
(7)any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;
(9)Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;
(10)landlords’ liens on fixtures on premises leased in the ordinary course of business;
(11)Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(12)Security Interests on assets of LKQ or any of its subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;
(13)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of LKQ and its subsidiaries;
(14)Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(15)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(16)bankers’ liens and rights of setoff;
(17)Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(18)Security Interests on specific items of inventory or other goods (and the proceeds thereof) of LKQ or any of its subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or trader-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(20)Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(21)deposits made in the ordinary course of business to secure liability to insurance carriers;
(22)Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23)deposits by or on behalf of LKQ or any of its subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(24)any interest or title of a lessor under any lease entered into by LKQ or any of its subsidiaries in the ordinary course of its business and covering only the assets so leased and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpӓchterpfandrecht);
(25)Security Interests arising out of the existence of judgments or awards that do not constitute an Event of Default in respect of which LKQ or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;
(26)Security Interests arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of us or LKQ Netherlands, any Security Interest or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by LKQ or any of its subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States of America, and (b) such deposit account is not intended by LKQ or any of its subsidiaries to provide collateral to the depository institution;
(27)Security Interests that are contractual rights of setoff (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business, including Security Interests of LKQ or any of its subsidiaries under the German general terms and conditions of banks and saving banks (Allgemeine Geschӓftsbedingungen der Banken und Sparkassen), or (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations to banks not given in connection with the incurrence of Indebtedness and incurred in the ordinary course of business of LKQ or its relevant subsidiary and not relating to any Indebtedness of LKQ or such subsidiary, or (c) relating to purchase orders and other similar agreements entered into with customers of LKQ or its relevant subsidiary in the ordinary course of business;
(28)Security Interests of any supplier to a subsidiary of LKQ in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such subsidiary;

(29)customary Security Interests and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Security Interests permitted by this clause (29) shall remain in existence longer than five (5) Business Days; or
(30)pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program.
Additionally, any Indebtedness secured by such Permitted Security Interests includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.
For purposes of determining compliance with the “—Limitation on Liens” covenant, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (30) above, we may, in our sole discretion, classify the Permitted Security Interest in any manner that complies with such covenant.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by LKQ or any Significant Subsidiary.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other officers of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of or familiarity with the particular subject.
“Secured Debt” means outstanding Indebtedness of LKQ or any of its subsidiaries which is secured by (a) a Security Interest in any property or assets of LKQ or any such subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by LKQ in any of its subsidiaries. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by LKQ and its subsidiaries.
“Senior Funded Debt” means all Funded Debt of LKQ or its subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the notes).
“Security Interests” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.
“Significant Subsidiary” means any subsidiary that would be a significant subsidiary of LKQ within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all of the outstanding Voting Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
Events of Default and Remedies
The Indenture will provide that each of the following constitutes an “Event of Default” with respect to the notes:
(1)default for 30 consecutive days in the payment when due of interest with respect to the notes;
(2)default in payment when due of principal or premium, if any, on the notes at maturity, upon redemption or otherwise;
(3)failure by LKQ or any of its subsidiaries for 60 consecutive days after receipt of notice from the Trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding under the Indenture (with a copy to the Trustee) to comply with the provisions described under “—Change of Control” with respect to the notes;
(4)failure by LKQ or any of its subsidiaries for 60 consecutive days after receipt of notice from the Trustee or the holders of at least 25% in aggregate principal amount of notes then outstanding under the Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in the Indenture in respect of the notes (other than the covenants and agreements specified in clauses (1) through (3) of this paragraph);
(5)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of LKQ or any of its subsidiaries or the payment of which is guaranteed by LKQ or any of its subsidiaries (other than Indebtedness owed to LKQ or such subsidiary), whether such Indebtedness or guarantee now exists or is created after the issue date of the notes, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(6)failure by LKQ or any of its subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)certain events of bankruptcy or insolvency with respect to us, any Guarantor or any Significant Subsidiary; and
(8)any guarantee of any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in all material respects (other than in accordance with the terms of such guarantee and the Indenture) or any Guarantor denies its liability under its guarantee (other than by reason of release of a Guarantor from its guarantee in accordance with the terms of the Indenture and such guarantee).
If any Event of Default under an Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding under the Indenture may declare all notes to be due and payable by notice in writing to us and the Trustee, in the case of notice by holders of the notes, specifying the Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to us, all notes then outstanding under the Indenture will become due and payable without further action or notice. The holders of any notes may not enforce the Indenture or the notes except as provided in the Indenture.
Subject to certain limitations, the holders of a majority in aggregate principal amount of the notes then outstanding and issued under the Indenture may direct the Trustee in its exercise of any trust or power with respect to the notes.
The holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to the Trustee, may (subject to certain conditions) on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture with respect to the notes, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, notes. The Trustee may withhold from the holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.
The Trustee shall not be deemed to have notice of any Default or Event of Default unless a written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the notes and the Indenture.
We are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and we are required, within five Business Days after an executive officer of ours becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
Modification and Waiver
Subject to specific exceptions, the Indenture may be amended or modified as it relates to the notes with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding. Compliance with any provision of the covenants described above under the caption “—Certain Covenants” with respect to the notes also may be waived with the consent of the holders of a majority in aggregate principal amount then outstanding. However, without the consent of each holder of an outstanding note affected thereby, no amendment or modification may, among other things:
•reduce the percentage in principal amount of the outstanding notes whose holders must consent to an amendment, modification, supplement or waiver to the Indenture or any note;
•reduce the rate of or extend the time for payment of interest on any note;
•reduce the principal of or extend the stated maturity of any note;
•reduce the premium payable upon the redemption of any note or change the time at which any note may or shall be redeemed in accordance with the Indenture;
•make any note payable in a currency other than that stated in the note;
•release any security that may have been granted in respect of the notes following the initial issuance of the notes in compliance with the terms of the Indenture;
•other than in accordance with the provisions of the Indenture, eliminate any existing guarantee of the notes;
•impair the right to receive, and to institute suit for the enforcement of, any payment with respect to any note; or
•make any change in the provisions of the Indenture relating to the rights of the holders of a majority in principal amount of the notes to direct the Trustee in the exercise of remedies or to waive defaults or in the provisions of the Indenture relating to modification of the Indenture with the consent of the holders of the notes.

Without the consent of any of the holders of the notes, we, the Guarantors and the Trustee may amend the Indenture:
•to evidence the succession pursuant to the Indenture of another Person to us or a Guarantor and the assumption by that Person of the covenants, agreements and obligations of ours or such Guarantor, as applicable, in the Indenture and in the notes, in each case in accordance with the terms of the Indenture;
•to surrender any right or power conferred upon us, to add further covenants, restrictions, conditions or provisions for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default permitting the enforcement of all or any of the remedies provided in the Indenture;
•to cure any ambiguity or to correct or supplement any provision contained in the Indenture, or any supplemental indenture, or in any note that may be defective or inconsistent with any other provision contained in the Indenture, or any supplemental indenture, or in any note;
•to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of the notes;
•to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect, except this shall not permit or authorize the inclusion in any supplemental indenture of any provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
•to comply with the covenant described under the caption “—Certain Covenants—Mergers, Consolidations, or Sales of Assets”;
•to add guarantees with respect to the notes or to secure the notes;
•to make any change that does not adversely affect the rights of any holder of the notes;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;
•to establish the form or terms of notes as permitted by the Indenture; and
•to conform the Indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes, which intent may be evidenced by an officer’s certificate to that effect.
The Indenture does not require the holders of notes to give consent approving the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective with respect to the notes, we are required to deliver to holders of the notes a notice briefly describing such amendment. However, our failure to give such notice to all holders of the notes, or any defect in such notice, will not impair or affect the validity of the amendment.
Defeasance
Subject to satisfaction of certain conditions specified in the Indenture, we at any time may terminate all of our obligations with respect to the notes, and under the Indenture, with respect to the legal defeasance of the notes, except for specific obligations including:
•those respecting the defeasance trust;
•to register the transfer or exchange of the notes;

•to replace mutilated, destroyed, lost or stolen notes;
•to maintain a registrar and paying agent in respect of the notes;
•to provide certain information to the Trustee; and
•to compensate and reimburse the Trustee.
Subject to satisfaction of certain conditions specified in the Indenture, we at any time may terminate our obligations with respect to the notes under the covenants described under the caption “—Certain Covenants.”
We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) or (4) of the definition of Event of Default (with respect to the covenants described under “—Change of Control” and “—Certain Covenants”). If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from its obligations with respect to its guarantee.
In order to exercise either defeasance option with respect to the notes, we must deposit irrevocably in trust, with the Trustee, cash in euros or euro-denominated European Government Obligations, which trust will be known as the defeasance trust. Through the payment of interest and principal on the notes in accordance with their terms, the defeasance trust will provide money in an amount sufficient to pay all the principal of, premium, if any, on, and interest on the notes, to redemption or maturity, as the case may be. We also must comply with other specified conditions, including delivery to the Trustee of an opinion of counsel to the effect that:
•holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance;
•holders of the notes will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
•in the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and
•the defeasance trust will not constitute an investment company under the Investment Company Act of 1940, as amended.
Discharge of the Indenture
If at any time (i) we deliver to the Trustee all notes authenticated (other than any notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture and for whose payment cash in euros and/or euro-denominated European Government Obligations have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust, as provided in the Indenture) for cancellation or (ii) the notes not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we irrevocably deposit with the Trustee cash in euros, European Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption the notes not theretofore delivered to the Trustee for cancellation, and if in either case we pay all other sums related to notes payable under the Indenture by us and we have delivered to the Trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to the notes have been complied with, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the notes. The Trustee, on demand and at our expense, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.

Regarding the Trustee
The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The Indenture contains limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with LKQ or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The Indenture, the notes and the guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
Book-Entry System; Delivery and Form
We have obtained the information in this section concerning Clearstream, Euroclear, and the book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time. The notes will be offered and sold only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Clearstream and Euroclear.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants (as defined below) and will settle in same day funds. Beneficial owners of the notes will receive payments relating to their notes in euro, except as described above under “—Issuance in Euro; Payment on the Notes.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to each investor’s interest in the notes held by them. Neither we nor the Trustee, or the Paying Agent have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We, the Trustee, and the Paying Agent also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of Euroclear and Clearstream and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or affiliates of the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash.
Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to interests in the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Global Clearance and Settlement Procedures
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear.
Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures. Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If Clearstream or Euroclear is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by us within 90 days, we will issue notes of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof, in definitive form in exchange for an applicable registered global note that had been held by the applicable depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the applicable depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the applicable depositary’s instructions will be based upon directions received by such depositary from its participants with respect to ownership of beneficial interests in the registered global note that had been held by such depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of the notes purchased for cash in this offering at the “issue price,” which we assume will be the initial price to public indicated on the cover of this prospectus supplement and held as capital assets for U.S. federal income tax purposes.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your individual circumstances, including alternative minimum tax and Medicare contribution tax consequences or the consequences to you if you are an accrual method taxpayer that is required to conform the timing of recognition of items of income to an “applicable financial statement” under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as well as differing tax consequences that may apply to you if you are, for instance:
•a financial institution;
•an insurance company;
•a regulated investment company or real estate investment trust;
•a dealer or trader in securities that uses a mark-to-market method of tax accounting;
•a person holding notes as part of a “straddle” or other integrated transaction;
•a person whose functional currency is not the U.S. dollar;
•an entity or arrangement classified as a partnership for U.S. federal income tax purposes or an investor therein;
•a tax-exempt entity; or
•an expatriate or former long-term resident of the United States.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax adviser.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary is for general information only and is not tax advice for any U.S. Holder. Additionally, this summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser concerning the U.S. federal income tax consequences in light of your particular situation, as well as any consequences arising under other U.S. federal tax laws or the laws of any state, local, non-U.S. or other taxing jurisdiction.
As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Original Issue Discount
In the event that the principal amount of the notes exceeds the “issue price” by more than a statutory de minimis threshold, the notes will be considered for U.S. federal income tax purposes to have been issued with original issue discount (“OID”) in the amount of such excess. We currently anticipate that the issue price of the notes will be approximately equal to the principal amount of the notes and, therefore, we do not expect that the notes will be issued with OID (subject to the discussion below under “Tax Consequences of Repurchase Rights and Obligations”). However, there can be no assurances that this will be the case. In the event that the notes are issued with OID in an amount equal to or greater than the statutory de minimis threshold, you will be required to include in taxable income OID as it accrues, in accordance with a constant yield method based on a compounding of interest, regardless of whether you report on the cash or accrual basis of accounting for U.S. federal income tax purposes. Thus, you would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable.
Tax Consequences of Repurchase Rights and Obligations
Under special rules relating to contingent payment debt instruments, if the amount or timing of any payment on the notes is contingent, a U.S. Holder may be required to treat such note as issued with OID. In that situation, as described in more detail below, U.S. Holders would be required to accrue OID at an assumed yield, and would be required to treat any gain recognized on a sale or other disposition as ordinary income rather than capital gain.
We may redeem the notes, in whole or in part, at our option (see “Description of Notes— Optional Redemption”). The Treasury regulations issued under the provisions of the Code relating to OID contain rules for determining whether optional rights to repurchase debt instruments should be deemed to be exercised for purposes of determining whether the debt instruments are contingent payment debt instruments or otherwise have OID. Pursuant to those regulations, we believe that the option to redeem the notes should be deemed to be not exercised and, thus, the existence of these options to redeem the notes should not produce OID.
In addition, upon the occurrence of a Change of Control Triggering Event, we would generally be required to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, as described under “Description of Notes—Change of Control.” Although the issue is not free from doubt, we intend to take the position that such requirement does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position will be binding on a U.S. Holder unless the U.S. Holder discloses on his, her or its tax return that the U.S. Holder is taking a different position. However, our position is not binding on the IRS. If the IRS successfully takes a contrary position, U.S. Holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments under a projected payment schedule calculated based on the assumed yield. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of Interest
Interest paid on a note (including any tax withheld therefrom) and any “additional amounts” paid in respect of the notes will be taxable as ordinary interest income at the time it accrues or is paid, in accordance with your method of accounting for U.S. federal income tax purposes. A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated interest payment on a note based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received; see “—Transactions in Euros,” below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on:
•the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year; or
•at such U.S. Holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period or taxable year.
Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.
Interest income with respect to a note generally will constitute foreign-source income for U.S. federal income tax purposes, which is relevant in calculating your foreign tax credit limitation. Subject to generally applicable limitations, a U.S. Holder may elect to claim either a deduction or foreign tax credit for certain foreign taxes it paid in computing its U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances.
Sale or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition and your tax basis in the note. The amount realized will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of sale or other disposition. Gain or loss, if any, will generally be U.S.-source income for purposes of computing your foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will be treated as interest as described above under “—Payments of Interest.” Your adjusted tax basis in a note will generally equal the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase. If the notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and a U.S. Holder that uses the accrual method of tax accounting if it so elects, will determine the U.S. dollar values of its adjusted tax basis in the note and the amount realized on the sale or other disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the sale (or other disposition), respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
U.S. Holders may recognize foreign currency exchange gain or loss on sale or other disposition of a note, which will generally constitute U.S.-source ordinary income or loss, on the principal amount of the note generally equal to the difference, if any, between (i) the U.S. dollar value of the U.S. Holder’s purchase price for the note in euro determined at the spot rate on the date principal is received from us or the note is disposed of and (ii) the U.S. dollar value of the U.S. Holder’s purchase price for the note in euro determined at the spot exchange rate on the date such U.S. Holder acquired the note. However, U.S. Holders will recognize foreign currency exchange gain or loss only to the extent of the total gain or loss realized on the sale or other disposition of a note.
Gain or loss, if any, realized on the sale, exchange, retirement or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition the note has been held for more than one year. Long-term capital gain recognized by non-corporate U.S. Holders is subject to reduced rates of taxation. Any gain recognized will generally be U.S. source income for purposes of computing a U.S. Holder’s foreign tax credit limitation. The deductibility of capital losses is subject to limitations.
Transactions in Euros
Euros received as interest on, or on a sale or other disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds from sale or other disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (ii) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the sale (or other disposition). A U.S. Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) on the date of purchase.
Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. Holder.
Information Reporting and Backup Withholding
Payments of interest and proceeds from the sale of a note that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) you are an exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your tax adviser concerning the application of information reporting and backup withholding rules.

CERTAIN DUTCH TAX CONSIDERATIONS
The following summary of certain Dutch taxation matters is based on Dutch tax legislation, published case law and practice in force as of the date of this prospectus supplement, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect. The following summary does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to acquire, hold or dispose of notes, and does not purport to deal with all tax consequences applicable to all categories of investors, some of which may be subject to special rules (e.g., an exempt investment institution, fiscal investment institution or pension fund). This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than The Netherlands. Because this summary only provides general information, prospective holders of notes should consult their own tax advisors as to the Dutch and/or other tax consequences of the acquisition, ownership and transfer of the notes.
For the purpose of this general summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes. Where this summary refers to “The Netherlands” or “Dutch”, it refers only to the European part of the Kingdom of The Netherlands. Finally, this general summary does not describe the tax implications for the following specific types of note holders:
•an individual for whom the income or capital gain derived from a note is attributable to activities, performed by such person which are taxed as employment income in The Netherlands;
•a person that has a substantial interest (aanmerkelijk belang) or deemed substantial interest in the Issuer. This is generally the case if such person—either alone or, in the case of an individual, together with his partner and relatives of the individual/partner, if any—owns, directly or indirectly, either a number of shares representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Issuer, or rights to acquire, directly or indirectly, shares, whether or not already issued, representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Issuer, or the ownership of profit participating certificates relating to 5% or more of the annual profit of the Issuer or to 5% or more of the liquidation proceeds of the Issuer. A deemed substantial interest may arise if a substantial interest (or part thereof) in the Issuer has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;
•an individual that may be taxed in box I for activities that qualify as income from activities that exceed normal portfolio management (normaal actief vermogensbeheer) or as miscellaneous activities (resultaat uit overige werkzaamheden) in The Netherlands to which activities the notes are attributable;
•a person to whom the notes are attributed on the basis of the provisions relating to separated private assets (afgezonderd particulier vermogen) in The Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) and/or The Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956);
•an entity which, pursuant to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”), is not subject to Dutch corporate income tax or is exempt in full or in part from Dutch corporate income tax (such as pension funds); or
•an entity that is an investment institution (beleggingsinstelling) as described in article 6a or 28 of the CITA.
Withholding Taxes on Payments Made by the Issuer
All payments made by the Issuer under the notes can be made free of withholding or deduction of any taxes imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein, except in the situations described below.

Withholding tax on certain (deemed) payments of interest may apply if (i) the recipient of such payments is not an individual and is (deemed to be) affiliated (gelieerde) to the Issuer and (ii) the situation is (deemed to be) abusive. A situation is in principle considered abusive if:
•such recipient is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-cooperatieve rechtsgebieden voor belastingdoeleinden) (“Designated Jurisdiction”);
•such recipient is considered to have a permanent establishment located in a Designated Jurisdiction to which the interest is attributable;
•such recipient is considered to be a resident in a jurisdiction that is not a Designated Jurisdiction and is considered to be entitled to the (deemed) payments of interest, with the main purpose or one of the main purposes to avoid taxation for another person, and the transaction is considered an artificial arrangement, transaction or a series of arrangements that has or have not been put in place for valid commercial reasons reflecting economic reality;
•such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of residence, other than a Designated Jurisdiction, as the jurisdiction of residence treats another entity (in which it holds an interest) as the recipient of the (deemed) payments of interest; or
•such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of incorporation, other than a Designated Jurisdiction, as the jurisdiction of incorporation does not treat the recipient as resident nor does any other jurisdiction treat such recipient as resident;
all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
The Designated Jurisdictions as of January 1, 2024, included American Samoa, Anguilla, Antigua and Barbuda, Bahamas, Bahrain, Barbados, Bermuda, Belize, British Virgin Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Cayman Islands, Palau, Panama, Russian Federation, Samoa, Seychelles, Trinidad and Tobago, Turks and Caicos Islands, U.S. Virgin Islands, and Vanuatu. This list is subject to change at least annually.
Generally, an entity is considered to be affiliated (gelieerde) to the Issuer if (i) such entity has a Qualifying Interest (as defined below) in the Issuer, (ii) the Issuer has a Qualifying Interest in such entity or (iii) a third party has a Qualifying Interest in both the Issuer and such entity.
The term “Qualifying Interest” means a directly or indirectly held interest that enables the holder of such interest — either individually or jointly as part of a collaborating group (samenwerkende groep) — to exercise a decisive influence on the decisions that can determine the activities of the entity in which the interest is held (within the meaning of case law of the European Court of Justice on the freedom of establishment (vrijheid van vestiging)). Fifty percent or more of the voting rights in the Issuer will in any event be considered sufficient to consider affiliation present.
The rate of the conditional withholding tax on interest, in case it would fall due, is equal to the applicable headline corporate income tax rate (25.8% in 2024).
Taxation on Benefits Derived from the Notes
Dutch Resident Entities
An entity which is, or is deemed to be, resident in The Netherlands for Dutch corporate income tax purposes and which is not, in whole or in part, not subject to or exempt from Dutch corporate income tax, will generally be subject to Dutch corporate income tax in respect of benefits derived from notes at the applicable statutory rates. The Dutch corporate income tax rate in 2024 is 19% for the first €200,000 of the taxable amount and 25.8% for any taxable amount exceeding €200,000.

Dutch Resident Individuals
For an individual who for Dutch personal income tax purposes is or is deemed to be, a tax resident in The Netherlands, any payment or any gain or loss realized on the disposal or deemed disposal of the Note will be subject to Dutch personal income tax at the progressive income tax rates (with a maximum of 49.5%), if the notes are attributable to an enterprise from which the holder of the Note derives a share of the profit, whether (i) as an entrepreneur or (ii) as a person who has co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise other than as an entrepreneur or a shareholder.
If the above does not apply to the individual holder of a note, such holder will be subject to Dutch personal income tax with respect to a Note on the basis of a deemed return, regardless of any actual income or capital gain derived from a Note. This deemed return depends on the individual’s yield basis (rendementsgrondslag) generally at the beginning of the calendar year insofar the yield basis exceeds a certain threshold (heffingvrije vermogen). The individuals’ yield basis consists of the fair market value of qualifying assets held by such individual (including the notes) less the fair market value of qualifying liabilities. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a “deemed return percentage” (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debts (schulden). As of January 1, 2024, the percentage for other investments, which include the notes, is set at 6.04%. The deemed return will be taxed at the applicable statutory rate of 36%.
Non-Resident Individuals or Entities
A holder of a note who for tax purposes is not, and is not deemed to be resident in The Netherlands will not be subject to Dutch taxation on income or a capital gain derived from notes unless:
(i)the noteholder, whether an individual or not, derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the notes are attributable;
(ii)the noteholder is not an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise which enterprise is effectively managed in the Netherlands and to which enterprise the notes are attributable; or
(iii)the noteholder is an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise, that is effectively managed in the Netherlands and to which enterprise the notes are attributable.
Income derived from the notes as specified under (i) by an individual is subject to Dutch income tax at progressive rates up to a maximum rate of 49.5%. Income derived from a share in the profits of an enterprise as specified under (iii) that is not already included under (i) will be taxed on the basis of a deemed return on savings and investments (as described above in “Dutch Resident Individuals”).
Income derived from the notes as specified under (i) and (ii) by an entity is subject to Dutch corporate income tax at up to a maximum rate of 25.8% (2024).
Gift or Inheritance Taxes
No Dutch gift or inheritance taxes will be levied on the transfer of notes by way of gift by, or on the death of, a holder of the notes unless:
(a)the holder is, or is deemed to be, resident in The Netherlands at the time of the gift or death; or
(b)the holder passes away within 180 days after the date of the gift of the notes and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of his or her death, resident in The Netherlands, or

(c)the transfer is construed as an inheritance or as a gift made by or on behalf of a person who, at the time of the gift or death, is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions.
Value Added Tax
There is no Dutch value added tax payable in respect of payments in consideration for the issue of the notes or in respect of the payment of interest or principal under the notes.
Other Taxes and Duties
There is no Dutch registration tax, stamp duty or any other similar documentary tax or duty (other than court fees) payable in The Netherlands by a holder of notes in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of The Netherlands) of the notes or the performance of the Issuer’s obligations under the notes.

CERTAIN OTHER TAX CONSIDERATIONS
Prospective purchasers of notes are advised to consult their own tax advisers as to the tax consequences, under the tax laws of the country of which they are resident, of a purchase of notes, including without limitation, the consequences of receipt of interest and premium, if any, on and sale or redemption of notes or any interest therein. Investors who are in any doubt as to their position should consult their professional advisers.
The Proposed Financial Transaction Tax (“FTT”)
The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States). The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. Primary market transactions referred to in Article 5(c) of Regulation (EC) No 1287/2006 are exempt. Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State. The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

CERTAIN INSOLVENCY LAW CONSIDERATIONS
The following is a summary of certain insolvency law considerations in The Netherlands, the jurisdiction in which the Issuer of the notes offered hereby is incorporated. The description below is only a summary, and does not purport to be complete or to discuss all of the limitations or considerations that may affect the validity and enforceability of the notes offered hereby. Prospective investors in the notes offered hereby should consult their own legal advisors with respect to such limitations and considerations.
The Netherlands
Certain Dutch Insolvency Laws
The Issuer is incorporated under the laws of The Netherlands, and is likely to have its center of main interests (within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “EU Insolvency Regulation”)) in The Netherlands and, consequently, may be subject to insolvency laws and proceedings in The Netherlands, subject to certain exceptions as provided for in the EU Insolvency Regulation.
There are two primary insolvency regimes under Dutch law. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate assets and distribute the proceeds of the assets of a debtor to its creditors. Both insolvency regimes are primarily set forth in the Dutch Bankruptcy Act (Faillissementswet). In practice, a moratorium of payments often results in bankruptcy. A general description of the principles of both insolvency regimes is set out in the below paragraphs. Alternatively, a debtor or a court-appointed restructuring expert has the possibility to prepare an extrajudicial restructuring plan which is offered to both (secured) creditors and shareholders outside of formal insolvency proceedings with a view to the resolution of the debt position of a debtor on the basis of a pre-insolvency plan.
Upon request by a debtor for a moratorium of payments being filed, a court will immediately (dadelijk) grant a provisional moratorium and appoint one or more administrators (bewindvoerders). A definitive moratorium of payments may be granted in a creditors’ meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors present or represented at the creditors’ meeting or one-third in number of creditors present or represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). A moratorium takes effect retroactively from 0.00 hours on the day on which the court has granted the provisional moratorium of payments. If a draft composition plan (ontwerpakkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition plan will be processed before a decision about a definitive moratorium is taken. If the composition plan is accepted and subsequently ratified by the court (gehomologeerd), the provisional moratorium ends.
Unlike Chapter 11 proceedings under U.S. bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Dutch law, secured and preferential creditors (such as tax and social security authorities) may enforce their rights against assets of a debtor in moratorium of payments to satisfy their claims as if there were no moratorium of payments. This implies that during moratorium of payments proceedings secured creditors may proceed against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. However, the court may order a “cooling-off period” (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors cannot exercise their rights without the approval of the court or the bankruptcy judge (rechter commissaris). In a definitive moratorium of payments, a composition (akkoord) may be offered to the debtor’s creditors. Such a composition will be binding on all unsecured and non-preferential creditors if it is, subject to certain exemptions, (i) approved by more than 50 per cent in number of the general unsecured and non-preferential creditors present or represented at the creditors’ meeting, representing at least 50 per cent in amount of unsecured and non-preferential claims that are admitted for voting purposes and (ii) subsequently ratified (gehomologeerd) by the court (rechtbank). Consequently, Dutch insolvency laws could reduce the recovery of the holders of notes (for example, as a result of a composition). A moratorium of payments may lead to (i) a normal resumption of payments to creditors, or (ii) a settlement of payments owed to creditors or (iii) a bankruptcy of the debtor.
Under Dutch law, a debtor can be declared bankrupt when it is no longer able to pay its debts when due. The bankruptcy can be requested by a creditor of a claim that is due and payable but left unpaid (or by the holder of a security interest over such claim) when there is at least one other creditor. The debtor can also request the application of bankruptcy proceedings itself. A bankruptcy order takes effect retroactively from 0.00 hours on the day the order is rendered. In the event of bankruptcy, a court will appoint a trustee in bankruptcy (curator) at its own discretion.
Under Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective ranking and priority of their claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that all creditors have an equal right to payment and that the proceeds of bankruptcy proceedings shall be distributed in proportion to the size of their claims. However, certain creditors (such as secured creditors and tax and social security authorities) may have special rights that take priority over the rights of other creditors. Consequently, Dutch insolvency laws could reduce the potential recovery of holders of notes in Dutch bankruptcy proceedings.
The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of holders of notes that were not due and payable by their terms on the date of a bankruptcy of the Issuer will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the trustee in bankruptcy (curator) to be verified. “Verification” under Dutch law means that the trustee in bankruptcy (curator) verifies the existence and the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings may be based on a net present value analysis. In principle, interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the trustee in bankruptcy (curator), the bankrupt debtor and all verified creditors may dispute the verification of claims of other creditors. Creditors whose claims or value thereof are disputed in the creditors’ meeting may be referred to separate court proceedings (renvooiprocedure). These proceedings could cause holders of notes to recover less than the principal amount of their notes or less than they could recover in a U.S. liquidation. Such proceedings could also cause payments to the holders of notes to be delayed compared with holders of undisputed claims. In a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured and non-preferential creditors if it is, subject to certain exemptions, (i) approved by a majority in number of the creditors present and represented at the creditors’ meeting, representing at least 50 per cent in amount of general unsecured and non-preferential claims that are admitted for voting purposes and (ii) subsequently ratified (gehomologeerd) by the court. The Dutch Bankruptcy Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the secured and the preferential creditors are distributed among the unsecured and non-preferential creditors, who will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed and all relevant circumstances of the particular case.
Secured and preferential creditors may enforce their rights against assets of the debtor to satisfy their claims under a Dutch bankruptcy as if there is no bankruptcy. Comparable to the cooling-off period (afkoelingsperiode) in respect of moratorium of payments proceedings, the court may order a cooling-off period (afkoelingsperiode) in respect of bankruptcy for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge (rechter-commissaris). In theory, if a cooling-off period is granted for the maximum period during a moratorium of payments, which is immediately followed by a bankruptcy where a cooling-off period is granted for the maximum period again, the maximum cooling-off period may be eight months. Further, a trustee in bankruptcy (curator) can force a secured creditor to enforce its security interest within a reasonable period of time, failing which the trustee in bankruptcy (curator) will be entitled to sell the secured assets, if any, and the secured creditor will have to share in the bankruptcy costs, which may be significant. Excess proceeds of enforcement must be returned to the bankrupt estate: they may not be set-off against an unsecured claim of the secured creditor in the bankruptcy. Such set-off is allowed prior to bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off.
Any pending executions of judgments against a Dutch debtor will be suspended by operation of law when a moratorium of payments is granted and will terminate by operation of law when bankruptcy is declared in respect of such debtor. In addition, all attachments on the debtor’s assets will cease to have effect upon the moratorium of payments having become definitive, a composition having been confirmed (gehomologeerd) by the court or the declaration of bankruptcy (as the case may be) and payment of all outstanding debts subject to the ability of the court to set an earlier date for such termination. Litigation pending on the date of the bankruptcy order will be automatically stayed.
On January 1, 2021, the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“CERP”) entered into force, introducing the opportunity for Dutch medium to large-size financially distressed businesses to restructure their debt outside of bankruptcy or moratorium of payments proceedings. Under the CERP, a debtor or a court-appointed restructuring expert has the possibility to prepare a composition plan which is offered to both (secured) creditors and shareholders. Once approved and confirmed by the court, the composition plan is binding on all creditors and shareholders to whom it has been offered, and changes their rights and claims on the debtor. Under the CERP, a composition plan can also extend to claims against the debtor’s group companies based on securities and guarantees for the debtor’s obligations, subject to conditions such as (i) the group companies’ anticipated inability to meet their debts and (ii) the jurisdiction of the Dutch court with respect to the relevant group companies under the CERP. Furthermore, a composition plan under the CERP can extend to entities that are not incorporated under Dutch law and/or are residing outside the Netherlands. Please note that a court can at its discretion deny the application of a CERP to a debtor; this has happened frequently in the young history of the CERP.
Under the CERP, the court is authorized to grant a four-month stay on enforcement, with the possibility of an extension for another four months. Therefore, a stay in the CERP can take a maximum of eight months. During this period, all enforcement actions against the debtor's assets are suspended, including actions related to secured assets. Consequently, a pledgee of a claim is prohibited from collecting or notifying debtors of a pledged claim during the stay.
Before the court can approve and confirm a proposed composition plan, creditors and shareholders must vote on the plan. The CERP outlines a class-based voting system. Approval by a class requires a two-thirds majority vote based on the claims or shares within that specific class. Under the CERP, the court will confirm a composition plan if at least one class of creditors (shareholders excluded) which is expected to receive a distribution in case of a bankruptcy of the debtor approves of the plan, unless there are grounds for refusal. Such grounds include (i) a request by an affected creditor of a consenting class if the value of the distribution that such creditor receives under the plan is lower than the distribution it can be expected to receive in case of a bankruptcy of the debtor, or (ii) a request of an affected creditor of a non-consenting class, if the plan provides for a distribution of value that deviates from the statutory or contractual ranking and priority to the detriment of that class. It should be noted that the CERP allows a non-consenting class to still be bound by the composition plan (cross-class cram down).
In conclusion, claims of creditors against the issuer including security rights in rem can be materially compromised as a result of a composition plan adopted and confirmed in accordance with the CERP. Because the CERP also extends to secured creditors, shareholders and entities outside the Dutch jurisdiction, the CERP can affect the rights of the trustee and/or the holders of the notes under the indenture and the notes.
Corporate Benefit and Financial Assistance Issues under Dutch law
Pursuant to Article 2:7 of the Dutch Civil Code (Burgerlijk Wetboek), any transaction entered into by a legal entity may be contested by the legal entity itself, its administrator (bewindvoerder) in moratorium of payments or its trustee in bankruptcy (curator), if (i) that transaction is not in the legal entity’s corporate interest (vennootschappelijk belang) and (ii) the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). In determining whether the entering into the transaction is in the interest of the legal entity, a Dutch court would not only consider the text of the objects clause in the articles of association of the legal entity, but also all relevant circumstances that must be taken into account. The mere fact that a certain legal act (rechtshandeling) is explicitly mentioned in the objects clause in the articles of association of the legal entity may not be conclusive evidence to state that such legal act is in the corporate interest. The managing directors of the legal entity must consider whether the entering into the transaction actually fulfils the material interests of the legal entity.

ENFORCEMENT OF CIVIL LIABILITIES
The following is a summary of certain Dutch private international law considerations. The description below is only a summary, and does not purport to be complete or to discuss all of the limitations or considerations that may affect the validity and enforceability of the notes offered hereby. Prospective investors in the notes offered hereby should consult their own legal advisors with respect to such limitations and considerations.
Enforcement of U.S. Judgments in The Netherlands
With respect to the enforcement of a judgment by the courts of the United States, there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and The Netherlands as of the date of this prospectus supplement. Therefore, a final judgment rendered by a court in the United States would not be automatically enforceable in The Netherlands. However, a final judgment obtained by the courts of the United States would generally be upheld and be regarded by a court of The Netherlands of competent jurisdiction as conclusive evidence when asked to render a judgment in accordance with the judgment of which enforcement is sought, without substantive re-examination or re-litigation of the merits of the subject matter, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and that judgment has not been rendered by default and/or in proceedings of a criminal, revenue or other public law nature and (ii) the parties have voluntarily submitted to the jurisdiction of the relevant U.S. court, either (a) expressly by an exclusive forum choice or (b) tacitly by their procedural conduct.
Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against LKQ Dutch Bond B.V. or its directors, representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

UNDERWRITING
BofA Securities Europe S.A., HSBC Continental Europe and Wells Fargo Securities Europe S.A. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities Europe S.A.	€210,000,000
HSBC Continental Europe	210,000,000
Wells Fargo Securities Europe S.A.	150,000,000
BNP Paribas	60,000,000
MUFG Securities (Europe) N.V.	60,000,000
UniCredit Bank GmbH	60,000,000
Total	€750,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid By Us
Per note	0.500%
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of  0.30% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount, are estimated at $3 million and are payable by us.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on Nasdaq. The listing application will be subject to approval by Nasdaq. If such listing is obtained, we have no obligation under the indenture to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes offered hereby after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes offered hereby does not develop, the market price and liquidity of the notes offered hereby may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that the delivery of the notes will be made against payment therefor on or about March 13, 2024, which will be the tenth business day following the date of this prospectus supplement (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is more than two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is more than two business days preceding the settlement date should consult their own advisors.
No Sales of Similar Securities
We have agreed that we will not, for a period commencing on the date of the underwriting agreement and ending on the closing date, without first obtaining the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Price Stabilization
In connection with the issue of the notes, HSBC Continental Europe (the “Stabilization Manager”) (or persons acting on behalf of the Stabilization Manager), may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment will be conducted by the Stabilization Manager in accordance with applicable laws and regulations.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Bank of America, an affiliate of BofA Securities Europe S.A., is the syndication agent under the Senior Unsecured Credit Agreement, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities Europe S.A., is the administrative agent under the Senior Unsecured Credit Agreement. Bank of America, HSBC Bank USA, National Association, Wells Fargo Bank, National Association, BNP Paribas, MUFG Bank and UniCredit Bank AG are affiliates of the underwriters and lenders, documentation agents, joint bookrunners and/or joint lead arrangers under the Senior Unsecured Credit Agreement. In addition, Bank of America is the syndication agent under the CAD Note, and Wells Fargo Bank, National Association is the administrative agent under the CAD Note. Bank of America, HSBC Bank

USA, National Association, Wells Fargo Bank, National Association, BNP Paribas, MUFG Bank and UniCredit Bank AG are affiliates of the underwriters and lenders, joint bookrunners and/or joint lead arrangers under the CAD Note. In addition, certain of the underwriters or their affiliates may hold a portion of the outstanding Euro Notes (2024) we plan to redeem and therefore could receive a portion of the net proceeds of this offering related to any such redemption. See “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU  (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and may not be provided to any person other than the original recipient, and may not be produced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “Financial Instruments and Exchange Law”). Accordingly, the notes will not be offered or sold, and the underwriters will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA), and in accordance with the conditions specified in Section 275 of the SFA.
At no time shall the notes be offered or sold, or caused to be made the subject of an invitation for subscription or purchase, nor shall this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated or distributed to any person in Singapore in any subsequent offer other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification – In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea (“Korea”) or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea.
Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions.

LEGAL MATTERS
Certain legal matters related to this offering, including the validity of the notes offered hereby, will be passed upon for us by our legal counsel, Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois. Certain legal matters relating to Pennsylvania law will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania. Certain legal matters relating to Oregon law will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Certain legal matters relating to Indiana law will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana. Certain legal matters relating to the laws of The Netherlands will be passed upon for us by Baker & McKenzie Amsterdam N.V, Amsterdam, The Netherlands. Certain legal matters related to this offering, including the validity of the notes offered hereby, will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of LKQ Corp appearing in LKQ Corp’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of LKQ Corp’s internal control over financial reporting as of December 31, 2023 appearing in LKQ Corp’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
LKQ CORPORATION
COMMON STOCK
DEBT SECURITIES
GUARANTEES
WARRANTS
PURCHASE CONTRACTS
UNITS

LKQ DUTCH BOND B.V.
DEBT SECURITIES
GUARANTEES

Guarantees by certain subsidiaries of LKQ Corporation
We may offer from time to time common stock, debt securities, warrants, purchase contracts or units of LKQ Corporation and debt securities of LKQ Dutch Bond B.V. The debt securities of LKQ Corporation may be co-issued or guaranteed by one or more of its subsidiaries, and the debt securities of LKQ Dutch Bond B.V. may be co-issued or guaranteed by LKQ Corporation and one or more subsidiaries of LKQ Corporation, in each case on terms to be determined at the time of the offering.
Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LKQ.”

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 22, 2024
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
When the terms the “Company,” “we,” “us” or “our” are used in this document, those terms refer to LKQ Corporation and its consolidated subsidiaries, including LKQ Finance, except where it is made clear that the terms mean LKQ Corporation or LKQ Finance only. The term “LKQ Corp” means LKQ Corporation only, and the term “LKQ Finance” means LKQ Dutch Bond B.V. only. The common stock, debt securities, warrants, purchase contracts and units of LKQ Corp and the debt securities of LKQ Finance and guarantees thereof by LKQ Corp and the other subsidiary registrants are collectively referred to as “securities.”

LKQ CORPORATION
We are a global distributor of vehicle products, including replacement parts, components and systems used in the repair and maintenance of vehicles, and specialty vehicle aftermarket products and accessories to improve the performance, functionality and appearance of vehicles.
Buyers of vehicle replacement products have the option to purchase from primarily five sources: new products produced by original equipment manufacturers (“OEMs”); new products produced by companies other than the OEMs, which are referred to as aftermarket products; recycled products obtained from salvage and total loss vehicles; recycled products that have been refurbished; and recycled products that have been remanufactured. We distribute a variety of products to collision and mechanical repair shops, including aftermarket collision and mechanical products; recycled collision and mechanical products; refurbished collision products such as wheels, bumper covers and lights; and remanufactured engines and transmissions. Collectively, we refer to the four sources that are not new OEM products as alternative parts.
Our Wholesale - North America segment is a leading provider of alternative vehicle collision replacement products, paint and related products, and alternative vehicle mechanical replacement products, with our sales, processing, and distribution facilities reaching most major markets in the United States and Canada. Our Europe segment is a leading provider of alternative vehicle replacement and maintenance products in Germany, the United Kingdom ("U.K."), the Benelux region (Belgium, Netherlands, and Luxembourg), Italy, Czech Republic, Austria, Slovakia, Poland, and various other European countries. Our Specialty segment is a leading distributor of specialty vehicle aftermarket equipment and accessories reaching most major markets in the U.S. and Canada. Our Self Service segment operates self service retail facilities across the U.S. that sell recycled automotive products from end-of-life-vehicles.
Our principal executive offices are located at 500 West Madison, Suite 2800, Chicago, Illinois 60661, and our telephone number is (312) 621-1950.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be found on our website at www.lkqcorp.com. Information accessible on or through our website shall not be deemed to be incorporated by reference into this prospectus. The SEC also maintains a website (http://www.sec.gov) on which our reports, proxy statements and other information are made available.
The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024; and
•the description of our common stock which is contained in the Registration Statement on Form 8-A filed September 29, 2003, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 26, 2021).
Copies of the documents listed above may also be obtained free of charge upon written or oral request to:
LKQ Corporation
c/o Corporate Secretary
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
(312) 621-1950

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements and information contained in or incorporated by reference into this prospectus that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include those identified in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or supplemented in other documents we file with the SEC from time to time, which are incorporated by reference herein (including under the sections hereof and thereof entitled “Risk Factors” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). These factors include the following (not necessarily in order of importance):
•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operation, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;

•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our credit agreement;
•our credit agreement imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact our cost of capital;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our company and as a result may have a material adverse effect on the value of our common stock;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;
•our business may be adversely affected by union activities and labor and employment laws;

•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations; and
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business.
Other matters set forth in this prospectus may also cause our actual future results to differ materially from these forward-looking statements. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in our periodic reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF COMMON STOCK
General
As used in this “Description of Common Stock” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
We are authorized to issue up to 1,000,000,000 shares of common stock. Each share has a par value of $0.01. The following description summarizes various provisions of our common stock. The summary is not complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and amended and restated bylaws, copies of which are attached as exhibits hereto, and the provisions of applicable Delaware law.
Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. The payment of dividends is restricted by the terms of our Senior Unsecured Credit Agreement. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities.
The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. These provisions include:
Special Meetings of Stockholders
Our restated certificate of incorporation provides that special meetings of our stockholders may be called only by the president or by a majority of the board of directors. As a result, stockholders must rely on the board of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction and would have to comply with the notice provisions described below. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace members of the board of directors also could be delayed until the next annual meeting.
Advance Notice Procedure
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the proposals or nominations must be given to our secretary no less than 60 days nor more than 90 days prior to the annual meeting. However, if notice or prior public disclosure of the annual meeting date is given less than 70 days prior to the meeting, the notice must be received by our secretary no later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or public disclosure was made, whichever occurs first.
At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the notice provisions described above. Our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Stockholder Action by Written Consent
Delaware law provides that stockholders may take action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent, which we have done. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholders’ meeting. The elimination of stockholders’ written consents may also deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors to call a special stockholders’ meeting or comply with the notice periods applicable to annual meetings.
Authorized but Unissued Shares
The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our stock by means of a proxy contest, tender offer, merger or otherwise.
Material Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•the transaction is approved by the board of directors prior to the date the interested stockholder obtained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or at any time in the previous three years owned, 15% or more of a corporation’s voting stock. The statute could have the effect of prohibiting or delaying mergers or other takeover or change in control attempts.
Choice of Forum Provisions in Our Bylaws
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for the following types of actions or proceedings:
•any derivative action or proceeding brought on our behalf;
•any action asserting a breach of fiduciary duty;

•any action asserting a claim against us arising under the Delaware General Corporation Law, our certificate of incorporation or our bylaws;
•any action asserting a claim governed by the internal-affairs doctrine; and
•any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws.
The choice of forum provision in our bylaws does not apply to claims brought to enforce any duty or liability created by the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) or any claim with respect to which the federal courts have exclusive jurisdiction.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 605 Third Avenue, 41st Floor, New York, NY 10158.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LKQ.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
Each of LKQ Corp and LKQ Finance may offer debt securities under this prospectus. This prospectus describes certain general terms and provisions of the debt securities. When LKQ Corp or LKQ Finance offers to sell a particular series of debt securities, the specific terms for the securities will be set forth in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
LKQ Corp’s senior debt securities would be issued under a senior indenture among LKQ Corp, the guarantors party thereto and the trustee to be named in such indenture.
LKQ Finance’s senior debt securities would be issued under a senior indenture among LKQ Finance, LKQ Corp, as a guarantor, the other guarantors party thereto, the trustee to be named in such indenture, and the registrar, paying agent, transfer agent, or other agents to be named in such indenture.
This prospectus refers to each of LKQ Corp’s senior indenture and LKQ Finance’s senior indenture individually as the “indenture” and collectively as the “indentures.” We use the term “trustee” to refer to either the trustee under the LKQ Corp indenture or the trustee under the LKQ Finance indenture, as applicable.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
LKQ Corp or LKQ Finance may issue debt securities up to an aggregate principal amount as LKQ Corp or LKQ Finance may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•the title of the debt securities;
•ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•the designation, aggregate principal amount and authorized denominations;
•whether or not the debt securities will have the benefit of a guarantee or will be co-issued by another entity;
•the maturity date;
•the interest payment dates and the record dates for the interest payments;
•the interest rate, if any, and the method for calculating the interest rate;
•if other than New York, NY, the place where we will pay principal and interest;
•any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•if other than denominations of $2,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•if other than the principal amount, the portion of principal amount payable upon acceleration of the maturity;
•the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•if the debt securities may be exchangeable for and/or convertible into the ordinary shares of LKQ Corp or any other security;
•whether and under what circumstances additional amounts will be paid to a non-U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;
•additional provisions, if any, relating to the defeasance of the debt securities;
•whether the debt securities will be issued in the form of global notes;
•any material U.S. federal income tax consequences;
•any listing on a securities exchange;
•the initial public offering price; and
•other specific terms, including events of default, covenants, provisions related to amendments and waivers, transfer and exchange, satisfaction and discharge and defeasance.
The form of indentures filed with the registration statement of which this prospectus forms a part contain certain of these terms, which may be modified in connection with the offering of any debt securities.
Senior Debt
Each of LKQ Corp and LKQ Finance will issue under its indenture the debt securities that will constitute part of the senior debt of such issuer. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of such issuer.
Guarantees
Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by LKQ Corp may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. Debt securities issued by LKQ Finance will be guaranteed by LKQ Corp and may be guaranteed by any of the subsidiary registrants. The guarantees will be full and unconditional on a joint and several basis. Each of the subsidiary guarantors is 100% owned by LKQ Corp.
Concerning the Trustee, Paying Agent, Transfer Agent and Registrar
The applicable prospectus supplement with respect of a series of debt securities will identify the trustee, registrar, paying agent, transfer agent, and other agents under the senior indenture for the applicable series of debt securities issued by LKQ Corp or LKQ Finance. Such trustees and their respective affiliates may have engaged in, and may in the future engage in, financial or other transactions with LKQ Corp, LKQ Finance and the guarantors and their affiliates in the ordinary course of their respective businesses, subject to the Trust Indenture Act of 1939, as amended.
Governing Law
The senior indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
As used in this “Description of Warrants” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
We may issue warrants to purchase our debt securities, our common stock, or any combination of our debt securities and common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities or common stock purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As used in this “Description of Purchase Contracts” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
LKQ Corp may issue purchase contracts for the purchase or sale of:
•debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, LKQ Corp may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:
•the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. LKQ Corp or LKQ Finance may issue the registered debt securities, warrants and units, as applicable, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if LKQ Corp or LKQ Finance requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of LKQ Corp, LKQ Finance, the trustees, the warrant agents, the unit agents or any other agent of LKQ Corp or LKQ Finance, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, LKQ Corp or LKQ Finance, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of theirs or of LKQ Corp or LKQ Finance. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by the issuers:
•through agents;
•to or through underwriters;
•through broker-dealers (acting as agent or principal);
•directly by us to purchasers, through a specific bidding or auction process or otherwise; or
•through a combination of any such methods of sale.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Each new series of securities other than the common stock of LKQ Corp, which is listed on Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock of LKQ Corp, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois. Certain legal matters relating to Pennsylvania law will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania. Certain legal matters relating to Oregon law will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Certain legal matters relating to Indiana law will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana. Certain legal matters relating to the laws of The Netherlands will be passed upon by Baker & McKenzie Amsterdam N.V.
EXPERTS
The financial statements of the Company incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.